UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a–6(i)(4) and 0–11.

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☐  Fee paid previously with preliminary materials.

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T 206.282.7100    F 206.272.4010

April 19, 2004

Dear Shareholder:

You are cordially invited to attend the Cell Therapeutics, Inc. (“CTI”) Annual Meeting of Shareholders, to be held at 10:30 a.m. (PDT) on Friday, May 21, 2004, at Ray’s Boathouse located at 6049 Seaview Avenue Northwest, Seattle, Washington 98107.

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Immediately following the meeting, we will report on the operations of CTI and respond to questions you may have.

A copy of the 2003 Annual Report to Shareholders is also enclosed.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions. If you attend the meeting, you will, of course, have the right to vote in person.

I look forward to greeting you personally, and on behalf of the Board of Directors and Management, I would like to express our appreciation for your interest in CTI.

Sincerely,

James A. Bianco, M.D.

President & Chief Executive Officer

Shareholder

Cell Therapeutics, Inc. 501 Elliott Avenue West Suite 400, Seattle, WA 98119

CELL THERAPEUTICS, INC.

Notice of Annual Meeting of Shareholders

Friday, May 21, 2004

To Our Shareholders:

The Annual Meeting of Shareholders of Cell Therapeutics, Inc. (“CTI”) will be held at 10:30 a.m. (PDT) on Friday, May 21, 2004, at Ray’s Boathouse located at 6049 Seaview Avenue Northwest, Seattle, Washington 98107, for the following purposes:

(1)	To elect three Class I directors, each to serve until the 2007 Annual Meeting and to elect one Class III director, to serve until the 2006 Annual Meeting;

(2)	To approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000, including amending and restating our articles of incorporation;

(3)	To approve an amendment to our articles of incorporation to reduce the quorum required for shareholder meetings from a majority to one-third of outstanding shares entitled to vote, including amending and restating our articles of incorporation;

(4)	To approve an amendment to our 2003 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 5,000,000 shares;

(5)	To approve an amendment to our 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan by 100,000 shares;

(6)	To ratify the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004; and

(7)	To transact such other business as may properly come before the meeting, and all adjournments and postponements thereof.

All shareholders are invited to attend the meeting. Shareholders of record at the close of business on April 8, 2004, the record date fixed by the board of directors, are entitled to notice of, and to vote at, the meeting and all adjournments and postponements thereof. A complete list of shareholders entitled to notice of, and to vote at, the meeting will be open to examination by the shareholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

By Order of the Board of Directors

Michael J. Kennedy

Secretary

Seattle, Washington

April 19, 2004

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN, DATE AND RETURN

PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE REGARDLESS OF

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

CELL THERAPEUTICS, INC.

501 Elliott Avenue West, Suite 400

Seattle, WA 98119

PROXY STATEMENT

Information Regarding Proxies

General

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the board of directors of Cell Therapeutics, Inc. for use at our Annual Meeting of Shareholders, to be held at 10:30 a.m. (PDT) on Friday, May 21, 2004, at Ray’s Boathouse located at 6049 Seaview Avenue Northwest, Seattle, Washington 98107, and at any adjournment or postponement thereof.

Only shareholders of record on our books at the close of business on April 8, 2004, which we will refer to as the record date, will be entitled to notice of, and to vote at, the Annual Meeting.

At the Annual Meeting, shareholders will be asked to: (1) elect three Class I directors, each to serve until the 2007 Annual Meeting and to elect one Class III director, to serve until the 2006 Annual Meeting (“Proposal 1”), (2) approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000, including amending and restating our articles of incorporation (“Proposal 2”), (3) approve an amendment to our articles of incorporation to reduce the quorum required for shareholder meetings from a majority to one-third of outstanding shares entitled to vote, including amending and restating our articles of incorporation (“Proposal 3”), (4) approve an amendment to our 2003 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 5,000,000 shares (“Proposal 4”), (5) approve an amendment to our 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan by 100,000 shares (“Proposal 5”), and (6) ratify the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004 (“Proposal 6,” collectively the “Proposals”).

This proxy statement and the accompanying proxy card are being first mailed to shareholders on or about April 21, 2004.

Solicitation of Proxies

This solicitation is made on behalf of our board of directors. All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors or other regular employees may solicit proxies by telephone, facsimile or in person. These individuals will not receive any additional compensation for these services. We have retained the services of The Advisory Group Strategic Stock Surveillance, LLC to aid in the solicitation of proxies for the Annual Meeting of Shareholders at an estimated cost of approximately $7,500.

Voting Rights and Outstanding Shares

Each share of our common stock, without par value, outstanding on the record date is entitled to one vote per share at the Annual Meeting. We do not have any other class of capital stock outstanding. At the close of business on the record date, there were issued and outstanding 50,341,088 shares of common stock. The presence at the Annual Meeting in person or by proxy of holders of record of a majority of the outstanding shares of voting stock is required to constitute a quorum for the transaction of all business at the Annual Meeting. “Broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular non-routine proposal) and shares held by persons abstaining will be counted in determining whether a quorum is present.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes”. If a quorum exists at the Annual Meeting, all shares of common stock represented by properly executed proxies that are not revoked will be voted in accordance with the instructions, if any, given therein. Proxy cards that are signed and returned without specifying a vote or an abstention on any proposal specified therein, will be voted according to the recommendations of the board of directors on such proposals.

For Proposals 1 and 6, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares. Shares represented by abstentions for Proposals 1 and 6 will not be counted as votes cast against Proposals 1 and 6 and will have no effect on those proposals since approval is based on the number of votes actually cast. For Proposals 2, 3, 4, and 5, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm will not have the authority to vote your shares, and your shares will constitute “broker non-votes”. Shares represented by “broker non-votes” and abstentions will have the same effect as votes against Proposals 2 and 3 to amend CTI’s articles of incorporation, since approval of those proposals are based on the number of votes entitled to be cast. “Broker non-votes” and abstentions will not be counted as votes against Proposals 4 and 5 to amend CTI’s 2003 Equity Incentive Plan and 1996 Employee Stock Purchase Plan, respectively, however, and will have no effect on those proposals, since approval is based solely on the number of votes actually cast.

Voting Electronically or by Telephone

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided.

Revocability of Proxies

Any shareholder of record executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice to our secretary, Michael J. Kennedy, at our principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of common stock, as of March 15, 2004, by (1) each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (2) each of our directors and nominees for director, (3) each of our executive officers named in the Summary Compensation Table herein, and (4) all directors and executive officers as a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Shares Subject to Options	Percentage Ownership (2)
BB Biotech AG (3) Vordergasse 3, CH-8300 Schaffhausen, Switzerland	3,000,000	—	6.0%

Lindsay A. Rosenwald, M.D. and The Aries Master Funds (4) c/o Paramount Capital Asset Management, Inc. 787 Seventh Avenue, 48th Floor New York, NY 10019	2,790,220	—	5.5%

James A. Bianco, M.D.**(5)	1,360,923	775,469	2.7%

Louis A. Bianco (6)	442,787	285,166	*

Jack L. Bowman** (retiring at annual meeting)	37,383	37,383	*

James Canfield (7)	126,771	90,271	*

John M. Fluke, Jr.**	30,000	25,000	*

Vartan Gregorian, Ph.D.**	35,000	30,000	*

Edward F. Kenney (retired in February 2004) (8)	369,293	343,919	*

Max E. Link, Ph.D.**	63,572	10,000	*

Mary O. Mundinger, Dr. PH**	31,650	30,000	*

Phillip M. Nudelman, Ph.D.**	74,811	46,811	*

Erich Platzer, M.D.** (9)	308,056	15,000	*

Jack W. Singer, M.D.** (10)	622,669	289,193	1.2%

Silvano Spinelli** (11)	496,760	—	*

All directors and executive officers as a group (13 persons) (12)	3,636,382	1,634,293	7.0%

*	Less than 1%
**	Denotes director of CTI
(1)	The address of the individuals listed is 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. This table is based upon information supplied by officers, directors, Schedules 13D, 13G and 13F and Forms 3 filed with the SEC. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 15, 2004, are deemed outstanding for computing the percentage of the person holding the option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.
(3)	The ownership information set forth in the table is based on information contained in a Schedule 13G/A, filed with the SEC on February 17, 2004 by BB Biotech AG and Biotech Target N. V with respect to ownership of shares of common stock. The filing indicated that, as of December 31, 2003, BB Biotech AG and Biotech Target N. V. have shared voting and disparities power with respect to 3,000,000 shares.

(4)	The ownership information set forth in this table is based on information contained in a joint statement on Schedule 13G/A, dated February 12, 2004, filed with the SEC by Paramount Capital Asset Management, Inc., Aries Select, LTD, Aries Select I, LLC, Aries Select II, LLC, and Lindsay A. Rosenwald, M.D. with respect to ownership of shares of common stock. The filing indicated that, as of December 31, 2003, Paramount Capital Asset Management, Inc. has shared voting and disparities power with respect to 1,210,710 shares; Aries Select, LTD has shared voting and disparities power with respect to 663,886 shares; Aries Select I, LLC has shared voting and disparities power with respect to 446,792 shares; Aries Select II, LLC has shared voting and disparities power with respect to 100,032 shares; and Lindsay A. Rosenwald, M.D., a citizen of the United States, has sole voting and disparities power with respect to 1,544,510 shares, shared voting and disparities power with respect to 1,210,710 shares and warrants to purchase 35,000 shares of common stock received in connection with private placements of stock. Paramount Capital Asset Management, Inc. is the managing member to each of Aries I and Aries II and the investment manager to Aries Select. Dr. Rosenwald is the chairman and sole shareholder of Paramount Capital Asset Management and disclaims beneficial ownership of the securities owned by Paramount Capital Asset Management except to the extent of his pecuniary interest therein.
(5)	Number of shares beneficially owned includes 255,000 shares of unvested restricted stock.
(6)	Number of shares beneficially owned includes 90,000 shares of unvested restricted stock.
(7)	Number of shares beneficially owned includes 35,000 shares of unvested restricted stock.
(8)	Number of shares beneficially owned includes 10,000 shares of unvested restricted stock.
(9)	Dr. Platzer joined our board effective January 1, 2004.
(10)	Number of shares beneficially owned includes 90,000 shares of unvested restricted stock.
(11)	Mr. Spinelli became managing director of European operations and joined our board effective January 1, 2004.
(12)	Includes executive officers serving as of March 15, 2004 who were not executive officers during the 2003 fiscal year. Does not include shares owned by directors and executive officers who served as directors and executive officers during all or part of the 2003 fiscal year but were not serving in that capacity as of March 15, 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated articles of incorporation and our bylaws provide for the board of directors to be divided into three approximately equal classes of directors serving staggered three-year terms. Each director holds office until the later of the term elected or until his or her successor is elected and qualified. As a result, approximately one-third of the total number of directors are elected every year at the annual meeting of shareholders. Under our bylaws, the number of directors constituting the entire board of directors may be decreased or increased by majority action of either the board of directors or the shareholders. Unless a director resigns or is removed for cause, no decrease in the number of directors may have the effect of shortening the term of any incumbent director. In the event of a vacancy on the board of directors, our bylaws permit a majority of the remaining directors in office to fill the vacancy, and the director then chosen will hold office until the next shareholders’ meeting at which directors are elected. At such meeting, the director will stand for re-election until the later of the term elected or until his or her successor is elected and qualified.

The board of directors has fixed the number of directors at twelve. Currently, there are ten members of the board of directors. Our nominating and governance committee is in the process of evaluating potential candidates to fill the vacancy that will be created by one of our directors who will not stand for re-election and to fill the vacancy created in connection with the increase in the size of the board as part of the merger with Novuspharma, S.p.A. The current terms of office of the Class I directors, Mr. John M. Fluke, Dr. Phillip M. Nudelman, Mr. Silvano Spinelli, and Mr. Jack L. Bowman, expire at the Annual Meeting. The current terms of office of the Class II directors, Dr. Max E. Link, Dr. James A. Bianco and Dr. Vartan Gregorian expire at the 2005 Annual Meeting. The current terms of office of the Class III directors, Dr. Jack W. Singer and Dr. Mary O. Mundinger expire at the 2006 Annual Meeting.

Dr. Nudelman, Mr. Spinelli and Mr. Fluke have been nominated by the board for election at the Annual Meeting as Class I directors for three-year terms expiring at the 2007 Annual Meeting. Mr. Bowman will not stand for re-election at the Annual Meeting. Dr. Platzer was appointed to the board in connection with the merger with Novuspharma, S.p.A. If he is re-elected, Dr. Erich Platzer’s term of office as a Class III director would expire at the 2006 Annual Meeting, otherwise his term will expire at the 2004 Annual Meeting.

If elected, each nominee will hold office until the later of expiration of his or her term or until his or her successor is elected and qualified. It is intended that the accompanying proxy will be voted for the election as directors of Dr. Nudelman, Mr. Spinelli, and Mr. Fluke and ratification of the appointment by the board of directors of Dr. Platzer unless the proxy contains contrary instructions. Each nominee has agreed to serve if elected, and we have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, if any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised us that they will vote for the election of the substitute nominee or nominees designated by the board of directors.

The candidates elected will be those receiving the four largest number of votes cast by the shares of voting stock entitled to vote in the election. Abstentions and broker non-votes will not be counted in the election of directors.

Set forth below is biographical information for each nominee for director and each person whose term of office as a director will continue after the Annual Meeting. The name of, and certain information about, the current Class I director whose term will expire at the 2004 Annual Meeting but who is not standing for re-election is also set forth below.

Name	Age as of March 31, 2004	Director Since	Class
James A. Bianco, M.D.	47	1991	II
Jack L. Bowman (2) (3) (4) (5)	71	1995	I
John M. Fluke, Jr.(2)	61	2002	I
Vartan Gregorian, Ph.D.	69	2001	II
Max E. Link, Ph.D.(1)(3)	63	1995	II
Erich Platzer, M.D.	53	2004	III
Mary O. Mundinger, Dr. PH(2)(4)	66	1997	III
Phillip M. Nudelman, Ph.D.(3)(4)	68	1994	I
Jack W. Singer, M.D.	61	1991	III
Silvano Spinelli	52	2004	I

(1)	Chairman of the board of directors.
(2)	Member of the compensation committee.
(3)	Member of the audit committee.
(4)	Member of the nominating and governance committee.
(5)	Term expiring at 2004 Annual Meeting and not standing for re-election.

Nomination for Election for a Three-Year Term Expiring at the 2004 Annual Meeting—Class I Directors

Mr. Fluke has been one of our directors since November 2002. Since 1990, Mr. Fluke has been the chairman of Fluke Capital Management, L.P., a venture capital company. From 1966 to 1990, he held various positions at Fluke Corporation, most recently as chairman and chief executive officer. Mr. Fluke currently serves on the board of directors of PACCAR Inc., Fluke Capital Management, L.P., American Seafoods Group, LLC, and Abacast, Inc. Mr. Fluke received his B.S. degree in electrical engineering from the University of Washington and his M.S. degree in electrical engineering from Stanford University. Mr. Fluke is a member of the University of Washington’s Business School Advisory Board and also serves as a trustee of the Swedish Hospital Foundation.

Dr. Nudelman has been one of our directors since March 1994. Since May 2000, he has been the president and chief executive officer of The Hope Heart Institute. From 1998 to 2000, he was the chairman of the board of Kaiser/Group Health. From 1990 to 2000, Dr. Nudelman was the president and chief executive officer of Group Health Cooperative of Puget Sound, a health maintenance organization. Dr. Nudelman received his B.S. degree in microbiology, zoology and pharmacy from the University of Washington, and holds an M.B.A. and a Ph.D. in health systems management from Pacific Western University.

Mr. Spinelli was appointed to our board of directors on January 1, 2004 in connection with our acquisition of Novuspharma, S.p.A, and has been our managing director of European operations since January 2004. He was a founder of Novuspharma, and was Novuspharma’s chief executive officer and managing director since January 1, 1999. He joined Novuspharma in 1999 after having worked for Boehringer Mannheim Italia S.p.A. since 1980, holding a number of positions, which culminated in his appointment as R&D director in 1995. Prior to joining Boehringer Mannheim, Mr. Spinelli was assistant to the professor of quantitative analysis at the University of Pisa and responsible for the Chemical Synthesis Laboratory at Unibos Company. Mr. Spinelli received his degree in chemistry in 1976 from the University of Pisa.

Incumbent Class I Director Serving for a Term Expiring at the 2004 Annual Meeting

Mr. Bowman is not standing for re-election and his term will expire at our 2004 Annual Meeting. Mr. Bowman has been one of our directors since April 1995. Mr. Bowman was appointed chief executive officer of NeoRx Corporation in June 2003 after joining management in March 2003 as executive chairman. From 1987 until January 1994, Mr. Bowman was a company group chairman at Johnson & Johnson, having primary responsibility for a group of companies in the diagnostic, blood glucose monitoring and pharmaceutical businesses. From 1980 to 1987, Mr. Bowman held various positions at American Cyanamid Company, most recently as executive vice president. Mr. Bowman was a member of the board of trustees of The Johns Hopkins University and serves on the board of directors of NeoRx Corporation, Cellegy Pharmaceuticals, Inc., Targeted Genetics Corporation, Celgene Corporation, and Reliant Pharmaceuticals.

Nomination for Election at the 2004 Annual Meeting for a Term Continuing Until the 2006 Annual Meeting—Class III Director

Dr. Platzer was appointed to our board of directors on January 1, 2004, in connection with our acquisition of Novuspharma, S.p.A. From November 1999 until January 2004, he was president of the Novuspharma board of directors. From 1991 to 1999, Dr. Platzer worked for Hoffman-La Roche A.G., where he became the director of global strategic oncology marketing in 1997, chairing the interdisciplinary team that determined the strategic direction of Roche oncology and guiding the licensing strategy. From 1988 to 1991, Dr. Platzer was an attending physician and associate professor of medicine at the University of Erlangen, Germany. In the 1980’s, Dr. Platzer worked as an experimental scientist in academia, including at Memorial Sloan-Kettering Cancer Center in New York. Dr. Platzer received his degree in medicine in 1979 from the University of Erlangen. Dr. Platzer serves on the board of directors of Ingenium Pharmaceuticals and MTM Laboratories.

Vote Required and Board of Directors’ Recommendation

The four nominees for director who receive the most votes cast at the Annual Meeting in person or by proxy shall be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2005 Annual Meeting—Class II Directors

Dr. Bianco is our principal founder and has been our president and chief executive officer since February 1992 and one of our directors since our inception in September 1991. Prior to founding CTI, Dr. Bianco was an assistant professor of medicine at the University of Washington, Seattle, and an assistant member in the clinical research division of the Fred Hutchinson Cancer Research Center, the world’s largest bone marrow transplant center. From 1990 to 1992, Dr. Bianco was the director of the Bone Marrow Transplant Program at the Veterans Administration Medical Center in Seattle. Dr. Bianco received his B.S. degree in biology and physics from New York University and his M.D. from Mount Sinai School of Medicine. Dr. Bianco is the brother of Louis A. Bianco, our executive vice president, finance and administration.

Dr. Gregorian has been one of our directors since December 2001. He is the twelfth president of Carnegie Corporation of New York, a grant-making institution founded by Andrew Carnegie in 1911. Prior to his current position, which he assumed in June 1997, Dr. Gregorian served for eight years as Brown University’s sixteenth president. He was awarded a Ph.D. in history and humanities from Stanford University. A Phi Beta Kappa and a Ford Foundation Foreign Area Training Fellow, he is a recipient of numerous fellowships, including those from the John Simon Guggenheim Foundation, the American Council of Learned Societies, the Social Science Research Council and the American Philosophical Society. He serves on the boards of McGraw Hill and Providence Journal.

Dr. Link joined the board of directors in July 1995 as its vice chairman and has served as chairman of the board of directors since January 1996. In addition, Dr. Link has held a number of executive positions with pharmaceutical and healthcare companies. Most recently, he served as chairman of the board and chief executive officer at Centerpulse, Ltd. from March 2001 until September 2003. He has also served as chief executive officer of Corange, Limited from May 1993 until June 1994. Prior to joining Corange, Dr. Link served in a number of positions within Sandoz Pharma Ltd., including chief executive officer from 1990 until April 1992, and chairman from April 1992 until May 1993. Dr. Link currently serves on the board of directors of Alexion Pharmaceuticals, Inc., Access Pharmaceuticals, Celsion Corporation, CytRx Corporation, Discovery Labs, Human Genome Sciences, Inc., Protein Design Labs, Inc., and Celsion Corporation. Dr. Link received his Ph.D. in economics from the University of St. Gallen.

Directors Continuing in Office Until the 2006 Annual Meeting—Class III Directors

Dr. Mundinger has been one of our directors since April 1997. Since 1986, she has been a dean and professor at the Columbia University School of Nursing, and an associate dean on the faculty of medicine at Columbia University. Dr. Mundinger currently serves on the board of directors of United Health Group, Gentiva Health Services and Welch Allyn. Dr. Mundinger received her doctorate of public health from Columbia’s School of Public Health.

Dr. Singer is one of our founders and directors and currently serves as our executive vice president, chief medical officer. Dr. Singer has been one of our directors since our inception in September 1991. From July 1995 to January, 2004, Dr. Singer was our executive vice president, research program chairman and from April 1992 to July 1995, he served as our executive vice president, research and development. Prior to joining us, Dr. Singer was a professor of medicine at the University of Washington and a full member of the Fred Hutchinson Cancer Research Center. From 1975 to 1992, Dr. Singer was the chief of medical oncology at the Veterans Administration Medical Center in Seattle. Dr. Singer received his M.D. from State University of New York, Downstate Medical College.

Board and Committee Meetings

Our board of directors held 15 meetings during the year ended December 31, 2003. Each of the directors attended at least 75% of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board of directors on which they served, with the exception of Mr. Sutter, who resigned from our board in January 2004, and Drs. Mundinger and Gregorian, all who were unable to attend certain meetings due to extenuating circumstances. Our policy is to encourage attendance at the annual meeting. Eight out of nine directors in office at the time of our 2003 Annual Meeting were in attendance at our 2003 Annual Meeting. The board of directors has three standing committees: a compensation committee, a nominating and governance committee and an audit committee. Our non-management directors meet in executive session at each regularly scheduled board meeting, without management present.

Board Independence

The board of directors has determined that each of the directors standing for re-election has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and meets the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. Furthermore, the board of directors has determined that seven out of ten of the current members of the Board meet the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.

Audit Committee

The audit committee, which was established in January 1994, has responsibility for assisting the board of directors in fulfilling their responsibilities related to our corporate accounting and reporting practices and the quality and integrity of our financial reporting. The composition of the audit committee and the attributes of its members, and the responsibilities of the audit committee as reflected in its charter, are intended to be in accordance with Securities and Exchange Commission rules and Nasdaq listing requirements with regard to corporate audit committees. The audit committee charter is available on our website at www.cticseattle.com.

Nine meetings of the audit committee were held during the year ended December 31, 2003. The audit committee currently consists of three non-employee directors, Drs. Link and Nudelman and Mr. Bowman.

The board has determined that each of the current members of the audit committee meets the requirements of “independence” as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. Additionally, Dr. Link, a member of the audit committee, qualifies as an audit committee financial expert as defined under the rules and regulations of the SEC and the board of directors has determined that he has accounting and related financial management expertise within the meaning of the Nasdaq Stock Market listing standards.

Compensation Committee

The compensation committee has broad responsibility for assuring that our executive officers, including our chief executive officer, are effectively compensated in terms of salaries, supplemental compensation and benefits that are internally equitable and externally competitive. The compensation committee also administers our 2003 and 1994 Equity Incentive Plans and our 1996 Employee Stock Purchase Plan. Seven meetings of the compensation committee were held during the year ended December 31, 2003. The compensation committee currently consists of three non-employee directors, Dr. Mundinger, Mr. Bowman and Mr. Fluke, all of whom meet the requirements of independence as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.

Nominating and Governance Committee

The nominating and governance committee ensures that the board of directors is properly constituted in addition to evaluating both the board of directors and our corporate governance. One meeting of the nominating and governance committee was held during the year ended December 31, 2003. The nominating and governance committee currently consists of Drs. Nudelman and Mundinger and Mr. Bowman, all of whom meet the independence requirements as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. The nominating and governance committee has a written charter, which is available at our website at www.cticseattle.com.

Consideration of Director Nominees

A shareholder may recommend a person as a nominee for director by writing to the secretary of the company. Recommendations must be received by February 20, 2005 in order for a candidate to be considered for election at the 2005 Annual Meeting. As set forth in the company’s bylaws, each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the company if so elected. All the director nominees named in the proxy statement met the board’s criteria for membership and were recommended by the nominating and governance committee for election by shareholders at this Annual Meeting.

The nominating and governance committee considers shareholder recommendations of nominees for election to the board of directors if they are accompanied by a comprehensive written resume of the recommended nominee’s business experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director. Shareholders should send their written recommendations of nominees accompanied by the aforesaid documents to the principal executive offices of the company addressed to: Cell therapeutics, Inc., 501 Elliott Avenue West, Suite 400, Seattle, Washington, 98119, attention: Secretary.

All nominees for election at this Annual Meeting, except Mr. Silvano Spinelli and Dr. Erich Platzer, were previously elected by shareholders. Mr. Spinelli and Dr. Platzer, new candidates for election or ratification by shareholders, joined the board in January 2004 in connection with our acquisition of Novuspharma, S.p.A.

Director Compensation

Directors who are also our employees are not paid an annual retainer, nor are they compensated for serving on the board. Non-employee directors are paid $2,000 per meeting of the board, up to a maximum of $10,000 per director each calendar year, and $1,000 per meeting of a board committee, up to a maximum of $5,000 per committee per director each calendar year. The chairman of the board of directors is paid $40,000 annually for service to the board of directors. All directors are reimbursed for their expenses incurred in attending board meetings. During 2003, pursuant to the Automatic Option Grant Program in effect for the directors, each non-employee director also received the following fully-vested option grants under either our 2003 or 1994 Equity Incentive Plans, depending on when the option was granted:

Grant Type	1994 Equity Incentive Plan	2003 Equity Incentive Plan
Initial Grant—New Directors	15,000	15,000
Initial Grant—Chairman of the Board	20,000	20,000
Annual Grant—Continuing Directors	5,000	10,000
Annual Grant—Chairman of the Board	10,000	15,000

Each of these options granted during 2003 had an exercise price that ranged from $7.97 to $11.81 and was equal to 100% of the fair market value on the date of grant. These options have a term of ten years measured from the grant date, subject to early termination if the optionee ceases serving as a director.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR

ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

We are seeking your approval of a proposal to amend our articles of incorporation to increase the number of shares of our common stock authorized for issuance from 100,000,000 shares to 200,000,000 shares. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock.

Article II of our restated articles of incorporation, as amended, currently authorizes us to issue up to 100,000,000 shares of our common stock, no par value, and 10,000,000 shares of our preferred stock, no par value. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. As of March 15, 2004, 50,315,300 shares of common stock were issued and outstanding, no shares of Series C preferred stock were issued and outstanding, no shares of Series D preferred stock were issued and outstanding, 5,896,042 shares of common stock were reserved for issuance pursuant to outstanding options to purchase our common stock issued under our 1994 Equity Incentive Plan, 2003 Equity Incentive Plan and the Novuspharma S.p.A. Stock Option Plan, warrants to purchase 599,125 shares of our common stock were issued and outstanding, 8,545,900 shares of our common stock were reserved for issuance upon conversion of our 5.75% convertible senior subordinated notes due June 15, 2008, 871,765 shares of our common stock were reserved for issuance upon conversion of our 5.75% convertible subordinated notes due June 15, 2008 and 5,555,558 shares of our common stock were reserved for issuance upon conversion of our 4% convertible senior subordinated notes due 2010. Adoption of this proposed amendment would not affect the rights of the holders of our currently outstanding common stock.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•	acquisitions;

•	strategic investments;

•	partnerships, collaborations and other similar transactions;

•	corporate transactions, such as stock splits or stock dividends;

•	financing transactions, such as public offerings of common stock or convertible securities;

•	our stock incentive plans; and

•	other corporate purposes that have not yet been identified.

In February 2004, we filed a shelf registration statement that allows us to offer up to $75 million of our common stock at any time over the next several years. We currently have sufficient authorized and unissued shares to undertake an offering of up to $75 million of our common stock. Other than the flexibility to offer up to $75 million of our common stock, we have no current plans to undertake the kinds of actions described above which could be pursued in the future if Proposal 2 to increase our shares of common stock authorized for issuance is approved by shareholders.

In order to provide our board of directors with certainty and flexibility to undertake such transactions to support our future business growth, our board of directors deems it is in the best interests of our shareholders and the company to increase the number of authorized shares of our common stock.

Our board believes that the current number of authorized but unissued shares of common stock is insufficient to permit us the flexibility necessary to contribute to future growth. For example, our board of directors would be unable to declare a two-for-one stock split that, as is typical, is effected in the form of a stock dividend, because Washington law will not allow the board of directors to approve a stock dividend unless a sufficient number of authorized shares is available. Although the board of directors is not currently contemplating any stock split or dividend, the increase in the number of our authorized shares of common stock that is the subject of the proposed amendment will provide our board of directors with the ability to undertake timely transactions that the board determines is in the best interests of our shareholders and CTI.

If this proposal is adopted, the additional authorized shares of common stock would become issuable upon the approval of our board of directors at such times, in such amounts, and upon such terms as our board of directors may determine, without further approval of the shareholders, unless such approval is expressly required by applicable law, regulatory agencies, the Nasdaq stock market, the Nuovo Mercato (or any other exchange or quotation service on which our common stock may then be listed). Furthermore, current shareholders will have no preemptive rights to purchase additional shares. Shareholder approval of this amendment will not, by itself, cause any change in our capital accounts. Any future issuance of additional shares of common stock authorized pursuant to this proposal would ultimately result, however, in dilution of existing shareholders’ equity interests.

The proposed form of amended and restated articles of incorporation is attached to this proxy statement/prospectus as Appendix A, and includes changes as set forth in proposals 2 and 3, in addition to generally amending and restating our articles of incorporation into one document for ease of reference and clarity. If Proposal 2 is adopted, but Proposal 3 is not adopted, the amended and restated articles of incorporation will reflect only the change in authorized shares. If the proposed amended and restated articles of incorporation are adopted, they will become effective upon filing of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to be cast at the Annual Meeting will be required to approve this proposal.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL TO

AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES AND RECOMMENDS CTI SHAREHOLDERS VOTE “FOR”

THE AMENDMENT AND CORRESPONDING AMENDMENT

AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR

ARTICLES OF INCORPORATION

TO DECREASE THE QUORUM REQUIREMENT

We are seeking your approval of a proposal to amend our articles of incorporation to reduce the quorum required for shareholder meetings from a majority to one-third (1/3) of outstanding shares entitled to vote.

Section 23B.07.250(1) of the Washington Business Corporation Act states that “unless the articles of incorporation or this title provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.” Our restated articles of incorporation, as amended, do not currently provide for a quorum consisting of less than a majority of votes entitled to be cast on the matter by the voting group. Therefore, currently, a quorum for a shareholder meeting must constitute a majority of the shares entitled to vote on any given proposal. However, due to our acquisition of Novuspharma S.p.A., a large number of our shares are widely distributed among a large number of small shareholders, including a sizeable number of shareholders resident in Italy. Privacy requirements in Italy mandate that the identities of shareholders who hold their shares through non-U.S. banks and brokers have a right to remain anonymous and we can only communicate with such shareholders regarding shareholder meetings through publications in newspapers and other public medium in Italy. Due to this disbursement of our shareholder base and privacy requirements, we believe it has become considerably more difficult to contact sufficient numbers of shareholders with proxy materials to ensure a sufficient response by return of proxies and shareholders voting their shares in person to constitute a quorum for future shareholders meetings. In the event a quorum is not met, a new time and location for any shareholders meeting will have to be set and new notices for the meeting mailed, which may still not result in a quorum. Preparing proxy materials and the costs that accompany any proxy solicitation, including costs related to printing, translating and mailing proxy materials to shareholders is a large expense. We believe that reducing the quorum requirement to one-third of the shares entitled to vote on a proposal will markedly reduce, although not eliminate, the risk of failing to contact a sufficient number of shareholders and consequently of not obtaining quorum for any particular shareholders meeting. As a result, in accordance with Section 23B.07.270(1) of the Washington Business Corporation Act, we propose to amend the articles of incorporation to provide that a quorum for any shareholder meeting be one third (1/3) rather than a majority of the shares entitled to vote. Specifically, Section 23B.07.270(1) of the Washington Business Corporation Act provides that “The articles of incorporation may provide for a greater or lesser quorum, but not less than one-third of the votes entitled to be cast, for shareholders, or voting groups of shareholders, than is provided for by this title.”

If this proposal is adopted, a new Article VI shall be added to the amended and restated articles of incorporation of CTI to read in full as follows:

“Article VI. Shareholder Meeting Quorum. A quorum for any shareholder meeting shall be at least one third (1/3) of the shares entitled to be cast.”

Our board of directors has unanimously approved, contingent upon shareholder approval of this Proposal 3, an amendment to our bylaws to make the quorum requirements of our bylaws consistent with the proposed one-third quorum requirement of our proposed amended and restated articles of incorporation.

The proposed form of amended and restated articles of incorporation is attached to this proxy statement/prospectus as Appendix A, and includes changes as set forth in Proposals 2 and 3, in addition to generally amending and restating our articles of incorporation into one document for ease of reference and clarity. If Proposal 3 is adopted but Proposal 2 is not adopted, the amended and restated articles of incorporation will reflect only the change in the quorum requirement. If the proposed amended and restated articles of incorporation are adopted, they will become effective upon filing of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to be cast at the Annual Meeting will be required to approve this proposal.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL TO

AMEND OUR ARTICLES OF INCORPORATION TO REDUCE THE QUORUM REQUIREMENT AND RECOMMENDS CTI SHAREHOLDERS VOTE “FOR” THE AMENDMENT AND CORRESPONDING AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION TO INCLUDE THE QUORUM REQUIREMENT

OF ONE-THIRD OF THE SHARES ENTITLED TO VOTE.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE

2003 EQUITY INCENTIVE PLAN

We are asking our shareholders to approve an amendment to our 2003 Equity Incentive Plan (the “Plan”), so that we can use it to achieve CTI’s goals. The Plan was adopted by our board of directors in May, 2003 and approved by our shareholders in June, 2003. On March 18, 2004, our board of directors authorized an amendment to the Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the Plan by 5,000,000 shares, provided that a maximum of 2,500,000 of the total proposed 5,000,000 authorized share increase would be eligible to be granted as restricted stock with a purchase price less than 100% of fair market value on the date of grant under the Plan. The number of shares of our common stock previously reserved for issuance under the Plan was 1,150,000 shares, plus 293,289 shares reserved, but not issued, under our 1994 Equity Incentive Plan (which was terminated when this Plan became effective). Approval of the Plan amendment requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Our named executive officers and directors have an interest in this proposal.

We believe strongly that the approval of the Plan amendment is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the amended Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate individuals in our service to achieve CTI’s goals.

Summary of the 2003 Equity Incentive Plan

The following paragraphs provide a summary of the principal features of the 2003 Equity Incentive Plan, as proposed to be amended (the “Plan”) and its operation. The following summary is qualified in its entirety by reference to the Plan, as amended, as set forth in Appendix B.

Background and Purpose of the Plan

The Plan is intended to attract, motivate, and retain employees, consultants, and non-employee directors who provide significant service to us. We believe that, over the years, our stock plans have made a significant contribution to the success of our business by increasing our ability to attract and retain highly competent individuals on whose judgment, initiative, leadership, and continued efforts the growth and profitability of CTI depend.

Types of Awards Granted Under the Plan

The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, and (3) restricted stock (individually, an “Award”).

Administration of the Plan

A committee of at least two non-employee members of our board of directors (the “Committee”) administers the Plan. To make grants to certain of our officers and key employees, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that we can receive a federal tax deduction for certain compensation paid under the Plan).

With the exception of automatic option grants to our non-employee directors, and subject to the terms of the Plan, the Committee has the sole discretion to select the employees, consultants and directors who will receive

Awards, to determine the terms and conditions of such Awards (for example, the number of shares subject to an Award, the exercise price, and vesting schedule), to interpret the provisions of the Plan and outstanding Awards, to amend outstanding awards (including the authority to accelerate vesting), to reduce the exercise price of any outstanding Award (subject to required stockholder consent), or to extend an option’s post-termination exercise period (but not beyond the original option term). The Committee may delegate any part of its authority and powers under the Plan to one or more of our directors and/or officers, but only the Committee itself can make Awards to participants who are executive officers of the Company.

Awards that Expire or are Forfeited

If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Plan. Also, if we experience a stock dividend, stock split, reverse stock split, reorganization, or other change in our capital structure, the Committee has discretion to adjust the number and class of shares available for issuance under the Plan, the number and class of shares covered by each outstanding Award, the price per share covered by each outstanding Award, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the employees, consultants, and directors who will be granted Awards under the Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of shares covered by each option, but during any fiscal year of the Company, no participant may be granted Awards covering more than 500,000 shares in the aggregate.

The exercise price of the shares subject to each option is set by the Committee but generally cannot be less than 100% of the fair market value on the date of grant.

In addition, the exercise price of an incentive stock option must be at least 110% of fair market value (on the grant date) if the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Any shares in excess of this limit will be treated as a nonstatutory stock option. If the employee holds more than one incentive stock option, the incentive stock options are considered in the order in which they were granted.

An option granted under the Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the Plan expire at the times established by the Committee, but not later than 10 years after the grant date (such term is limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).

The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares that are already owned by the participant, or by any other means which the Committee determines to be consistent with the purpose of the Plan. The participant must pay any taxes we are required to withhold at the time of exercise.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in connection with all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. The Committee has complete discretion to determine the number of stock appreciation rights granted to any employee, consultant, or director, but during any fiscal year of the Company, no participant may be granted Awards covering more than 500,000 shares in the aggregate.

The Committee determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right may not be less than 100% of the fair market value of the shares on the date of grant.

A stock appreciation right granted in connection with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in connection with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement.

The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares, in cash, or any combination thereof, as the Committee may determine.

Restricted Stock

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. The Committee will determine the number of shares of restricted stock granted to any employee, consultant, or director, but during any fiscal year of the Company, no participant may be granted Awards covering more than 500,000 shares in the aggregate. In addition, a maximum of 2,500,000 of the proposed 5,000,000 increase in shares authorized under the 2003 Plan would be eligible to be granted as restricted stock with a purchase price less than 100% of fair market value on the date of grant.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant an Award of restricted stock only if the participant satisfies performance goals established by the Committee.

Non-Employee Director Stock Options

Under the Plan, our non-employee directors will receive annual, automatic, non-discretionary grants of nonqualified stock options. No person has any discretion to select which non-employee directors will be granted automatic options or to determine the number of shares to be covered by the automatic option grants.

Each new non-employee director will receive an option to purchase 15,000 shares as of the date he or she first becomes a non-employee director (20,000 upon appointment as Chairman of our board of directors). Each non-employee director also will receive on each anniversary of his or her election or appointment to the board of directors thereafter an option to purchase 10,000 shares (15,000 for the then current Chairman of our board of directors), provided that he or she remains an eligible non-employee director and has served as a director for the entire fiscal year.

The exercise price of each option granted to a non-employee director is equal to 100% of the fair market value (on the date of grant) of the shares covered by the option. Each option granted to a non-employee director vests as to 100% of the option on the grant date.

Options granted to non-employee directors generally expire no later than 10 years after the date of grant. If a non-employee director terminates his or her service on the board of directors prior to an option’s normal expiration date, the period of exercisability of the option varies, depending upon the reason for the termination.

Change of Control

In the event of a “change of control” of the Company, the Committee may require the successor corporation to either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the options or stock appreciation rights under the Plan will immediately vest and become exercisable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period. If the successor corporation assumes or provides a replacement Award and the participant is terminated for reasons other than “misconduct” during the 12-month period following the change of control, then such participant’s options and stock appreciation rights will immediately vest and become exercisable as to all of the shares subject to such Award.

Additionally, in the event of a “change of control” of the Company, the Committee may require any Company repurchase or reacquisition right with respect to restricted stock will be assigned to the successor corporation. In the event the successor corporation refuses to assume any such Company repurchase or reacquisition right, such Company repurchase or reacquisition right will lapse and the participant will be fully vested in such shares of restricted stock. If the Company repurchase or reacquisition right is assigned to the successor corporation and the participant is terminated for reasons other than “misconduct” during the 12-month period following such change of control, then any Company repurchase or reacquisition right will lapse with respect to such participant’s restricted stock (or the property for which the restricted stock was converted upon the change of control) and the participant will be fully vested in such restricted stock (or the property for which the restricted stock was converted upon the change of control).

Performance Goals

The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Committee’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, and total shareholder return.

Awards to be Granted to Certain Individuals and Groups

The number of Awards that an employee or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of Shares subject to options granted under the 2003 and 1994 Equity Incentive Plans during the last fiscal year, (b) the average per Share exercise price of such options, and (c) the aggregate number of shares of restricted stock awarded under the 2003 Equity Incentive Plan.

Name	Number of Options (#)	Weighted Average Exercise Price ($)	Number of Stock Awards (#)
James A. Bianco, M.D.	125,000	8.10	255,000
Louis A. Bianco	60,000	8.10	90,000
James Canfield	60,000	8.10	35,000
Edward F. Kenney (retired February 2004)	60,000	8.10	10,000
Jack W. Singer, M.D.	75,000	8.10	90,000
All current executive officers as a group (4 persons)	320,000	8.10	470,000
All directors (other than executive officers) as a group (7 persons)	60,000	9.93	—
All employees, excluding executive officers, as a group (320 persons)	858,425	8.00	234,200

Limited Transferability of Awards

Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Committee, transfer nonqualified stock options (a) pursuant to a court-approved domestic relations order relating to child support, alimony payments, or marital property rights, and (b) by bona fide gift (1) to a member of the participant’s immediate family, (2) to a trust or other entity for the sole benefit of the participant and/or his or her immediate family, (3) to a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family, or (4) to certain tax-qualified charities.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.

No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.

A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Tax Effect for the Company.

We generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include shareholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the Plan

The board generally may amend, suspend, or terminate the Plan at any time and for any reason (subject to stockholder consent as may be required by applicable law); provided, however, that no amendment or termination of the plan may impair the rights of a participant without his or her consent.

Summary

We believe strongly that the approval of the Plan is essential to our continued success. Awards such as those provided under the Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of our outstanding shares of common stock present in person or by proxy and entitled to be cast at the Annual Meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL TO AMEND THE 2003 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER

OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

PROPOSAL 5

APPROVAL OF AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN

We are asking our shareholders to approve an amendment to our 1996 Employee Stock Purchase Plan, which we will refer to as the employee plan. The amendment will increase the number of shares of our common stock available for issuance under the employee plan by 100,000 shares, from 635,714 shares to 735,714 shares. The board of directors approved this amendment on March 18, 2004. Approval of the amendment to the employee plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Our named executive officers and directors have an interest in this proposal.

We believe the employee plan is an important component of our employee compensation package and approximately 35% of our employees participated in the employee plan during the most recent purchase period. We also believe that the employee plan assists us in attracting and retaining skilled personnel. The essential features of the employee plan are summarized below. The employee plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

Summary of the 1996 Employee Stock Purchase Plan

The following paragraphs provide a summary of the principal features of the 1996 Employee Stock Purchase Plan, as proposed to be amended, and its operation. The following summary is qualified in its entirety by reference to the employee plan, as proposed to be amended, as set forth in Appendix C.

Background and Purpose.

The employee plan was originally adopted by our board of directors in March 1996 and initially approved by our shareholders in April 1996, and provides our employees with the opportunity to purchase shares of common stock through payroll deductions. The purposes of the employee plan are to encourage ownership of our common stock by our employees and to provide additional incentives to our employees to promote the success of our business. Under the employee plan, participants may purchase our Common Stock at a discount (limited to the lower of (a) the fair market value per share on the commencement date of the applicable offering period, or (b) the fair market value of the stock on the last business day of the applicable offering period) through convenient payroll deductions.

Shares Available for Issuance.

The amendment will increase the number of shares of our common stock available for issuance under the employee plan to 735,714 shares. The number of shares of common stock previously reserved for issuance under the employee plan was 635,714 shares. As of December 31, 2003, 391,996 shares of common stock had been sold under the employee plan, leaving 243,718 shares available for purchase.

Administration.

The employee plan shall be administered by a committee of the board of directors consisting of not less than two non-employee directors, which shall determine from time to time whether to grant options to purchase shares under the employee plan as of any date otherwise qualifying as an offering commencement date. The committee further determines which, if any, of our affiliates may be participating employers whose employees may participate in the employee plan as of each offering commencement date. The committee shall have authority in its discretion to interpret the employee plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of options to purchase shares granted under the employee plan, and to make all other determinations necessary or advisable for the administration of the employee plan. Any determination of the committee shall be final and binding upon all persons having or claiming any interest under the employee plan or under any options to purchase shares granted pursuant to the employee plan.

Eligibility and Participation.

Employees who customarily work more than twenty hours per week and more than five months per calendar year may participate in the employee plan. Participation in the employee plan is voluntary. No participant may purchase shares if immediately after such purchase, the participant would own stock and/or outstanding options to purchase stock comprising 5% or more of the total combined voting power of our stock or of any of our affiliates. In addition, no participant is permitted to purchase stock under the employee plan with a value in excess of $25,000 (determined at the fair market value of the stock at the time such option to purchase shares is granted) in any calendar year.

Offering Dates.

Shares of stock are offered for purchase on the first business day of each new six month offering period. New offering periods start on each January 1 and July 1.

Purchase Price.

The purchase price per share is 85% of the lower of (a) the fair market value per share on the commencement date of the applicable offering period, or (b) the fair market value of the stock on the last business day of the applicable offering period.

Payroll Deductions.

Employees may authorize payroll deductions in 1% multiples of base salary for each payroll period, up to a maximum of 10% of his or her base salary. An employee may discontinue his or her participation in the employee plan at any time.

Purchase of Stock.

By executing an enrollment form, an employee is entitled to purchase shares of our common stock on the last day of the offering period. The maximum number of shares that may be purchased during an offering period is determined by dividing the amount collected from the participant through payroll deductions during the offering period by the purchase price in effect for that offering termination date, subject to a maximum of 800 shares. Unless the employee’s participation is discontinued prior to such purchase date, his or her purchase of the shares will occur automatically on the last day of the offering period at the applicable price.

Withdrawal.

Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new enrollment agreement to us.

Termination of Employment.

Termination of a participant’s employment for any reason, including death, retirement, voluntary severance or involuntary severance, cancels his or her option to purchase shares and participation in the employee plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of an employee’s death, to the person or persons entitled thereto as provided in the employee plan.

Leave of Absence.

A participant will be deemed to be employed throughout any leave of absence or military service, illness, or other bona fide purpose which does not exceed the longer of 90 days or the period during which the participant’s reemployment rights are guaranteed by statute or contract. If the participant does not return to active employment prior to the termination of such period, his or her employment will be deemed to have ended on the 91st day of such leave of absence.

Restrictions on Transfer.

Options may not be assigned, transferred, pledged, or otherwise disposed of, except by will, or under the laws of descent and distribution. An option may not be exercised by anyone other than the participant.

Changes in Capitalization.

The number of shares reserved under the employee plan, the limit on the number of shares which may be purchased during the accumulation period and the purchase price per share of common stock under the employee plan shall be appropriately adjusted for the payment of a stock dividend or any increase or decrease in the number of outstanding shares of our common stock resulting from a split-up or contraction of shares, in order to prevent the dilution or enlargement of benefits thereunder.

Change of Control.

In the event of a change of control (as defined in the employee plan), the board of directors shall, in its sole discretion, either (a) provide that shares granted under the employee plan shall be purchasable to the extent of each participant’s accumulated payroll deductions for the offering period in effect as of a date prior to the change in control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume our rights and obligations under the employee plan.

Dissolution or Liquidation.

In the event of our dissolution or liquidation, except pursuant to a transaction to which Section 424(a) of the Internal Revenue Code applies, each option to purchase shares of our common stock will terminate; however, the participant has the right to purchase shares prior to such dissolution or liquidation.

Amendment and Termination of the Employee Plan.

The board of directors may terminate or amend the employee plan at any time and from time to time (subject to stockholder consent as may be required by applicable law). No termination of or amendment to the employee plan may materially and adversely affect the rights of a participant as of the date of such termination or amendment without the participant’s consent.

Federal Income Tax Consequences

The proposed amendment will have no effect upon the tax consequences to participants or us. The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the employee plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The employee plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the employee plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period applicable to such shares. If the shares are sold or otherwise disposed of more than two years from the first day of the particular offering period in which such shares were acquired and more than one year after the actual purchase date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of aforementioned holding periods, the participant will recognize ordinary income generally measured as the excess of (a) the fair market value of the shares on the date the shares are purchased over (b) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Participation In The Employee Plan

The following table sets forth the number of shares purchased under the employee plan during 2003 by each of (i) the named executive officers; (ii) all current executive officers as a group; and (iii) all employees, including all officers who are not currently executive officers, as a group. Non-employee directors are not eligible for participation in the employee plan.

Name	Number of Shares Purchased Under the Employee Plan in 2003	Dollar Value ($)	Payroll Deductions as of Fiscal Year End 2003 ($)
James A. Bianco, M.D.	—	—	—
Louis A. Bianco	—	—	—
James Canfield	—	—	—
Edward F. Kenney (retired in February 2004)	—	—	—
Jack W. Singer, M.D.	436	3,551	3,019
All current executive officers as a group (1 person)	436	3,551	3,019
All employees, including current officers who are not executive officers, as a group (134 persons)	75,954	615,527	523,215

Summary

We believe strongly that the approval of the employee plan is essential to our continued success in helping us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the employee plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of our outstanding shares of common stock present in person or by proxy and entitled to be cast at the Annual Meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

PROPOSAL TO AMEND THE 1996 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

PROPOSAL 6

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The audit committee has approved the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004, and the board of directors has further directed that we submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In the event the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the audit committee feels that such a change would be in our and our shareholders’ best interests. The selection of Ernst & Young LLP will be effectively ratified at the Annual Meeting if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of our outstanding shares of common stock present in person or by proxy and entitled to be cast at the Annual Meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP

AS OUR INDEPENDENT AUDITORS.

Audit Committee Report

The audit committee reviews and monitors our financial reporting process on behalf of the board and reviews our system of internal controls and our investment policies. The audit committee acts only in an oversight capacity, however, and it is management that has the primary responsibility for the financial statements and the reporting process. The Sarbanes-Oxley Act of 2002 has added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. In December 2003, related rules concerning audit committee structure, membership, authority and responsibility were approved by the Nasdaq Stock Market.

The audit committee operates under a written charter, a copy of which is available on our website at www.cticseattle.com. As more fully described in its charter, the purpose of the audit committee is to assist the board of directors in its oversight and monitoring of our financial statements, internal controls and audit matters. The audit committee meets each quarter with Ernst & Young LLP and management to review our interim financial results before the publication of our quarterly earnings press releases. Management’s and independent auditors’ presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. In accordance with the Sarbanes-Oxley Act, the audit committee has ultimate authority and responsibility to select, compensate, evaluate, and, when appropriate, replace our independent auditors.

In accordance with existing audit committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by Ernst & Young LLP are subject to pre-approval by the audit committee. This includes audit services, audit-related services, tax services and other services. Pre-approval provided by the full audit committee or a subcommittee thereof, relates to a particular category or group of services and is subject to a specific budget. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; we have not in recent years obtained any of these services from Ernst & Young LLP, and we are able to obtain such services from other service providers at competitive rates.

In addition, the audit committee recommends to the board the appointment of the independent auditors and reviews their proposed audit scope, approach and independence.

The audit committee members are not professional accountants or auditors and their duties are not intended to duplicate or to certify the activities of management or the independent auditors. It is not the audit committee’s duty to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Consequently, the audit committee is not providing any professional certification as to the independent auditors’ work or any expert assurance as to the financial statements.

The audit committee has reviewed and discussed our audited financial statements with management and Ernst & Young LLP. Management has represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee also discussed with Ernst & Young LLP other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from, and discussed with, Ernst & Young LLP their annual written report on their independence from us and our management, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors whether the provision of any non-audit services provided to us by them during 2003 were compatible with the auditors’ independence.

Based on the audit committee’s discussion with management and the independent auditors and the audit committee’s review of the audited financial statements and the representations of management and the independent auditors, the audit committee recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Jack L. Bowman

Max. E. Link, Ph.D.

Phillip M. Nudelman, Ph.D.

Independent Auditor’s Fees and Services

The following table shows the aggregate fees billed by Ernst & Young LLP for professional services rendered during the past two fiscal years:

Services Rendered	Year Ended December 31, 2003	Year Ended December 31, 2002
Audit Fees	$736,000	$277,000
Audit-Related Fees	167,000	20,000
Tax Fees	155,000	126,000

Audit Fees.    This category includes fees for professional services provided in conjunction with the audit of our financial statements, review of our quarterly financial statements, and comfort letters and attestation services provided in connection with statutory and regulatory filings and engagements.

Audit Related Fees.    This category includes fees for assurance and related professional services associated with due diligence related to mergers and acquisitions, consultation on accounting standards or transactions, services related to the audit of employee benefit plans, and other attestation services not required by statute or regulation.

Tax Services.    This category includes fees for professional services provided related to tax compliance, tax planning and tax advice.

Pre-Approval Policy.    The audit committee pre-approves all auditing services and non-audit services not prohibited by law to be performed by our independent auditors. The audit committee also pre-approves all associated fees, except for de minimus amounts for non-audit services, which are approved by the audit committee prior to the completion of the audit.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing compensation plans as of December 31, 2003, including the 2003 Equity Incentive Plan, the 1994 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))		(d) Total of Securities Reflected in Columns (a) and (c)
Plans Approved by Shareholders	5,909,115	(1)	$15.45	492,807	(2)	6,401,922
Plans Not Approved by Shareholders	702,790	(3)	$13.57	None		702,790
Plans Not Approved by Shareholders (Novuspharma)	201,800	(4)	$9.68	148,200	(5)	350,000

(1)	Consists of the 2003 Equity Incentive Plan and the 1994 Equity Incentive Plan.
(2)	Consists of 249,089 shares available for future issuance under the 2003 Equity Incentive Plan and 243,718 shares available for future issuance under the 1996 Employee Stock Purchase Plan.
(3)	Consists of warrants to purchase 350,000 shares and 103,665 restricted share rights issued in connection with a license agreement with PG-TXL Company, L.P., warrants to purchase 149,125 shares issued to placement agents in connection with private placements of our stock, and warrants to purchase 100,000 shares issued in connection with a research services agreement with The Hope Heart Institute.
(4)	Consists of options issued in 2004 in connection with the merger between CTI and Novuspharma.
(5)	Consists of 148,200 shares available for future issuance under the Novuspharma, S.p.A. Stock Option Plan assumed by CTI in connection with the merger between CTI and Novuspharma.

Cell Therapeutics, Inc. Novuspharma S.p.A. Stock Option Plan

In December 2003, the Board of Directors approved the assumption and amendment and restatement of the Cell Therapeutics, Inc. Novuspharama S.p.A. Stock Option Plan (the “Plan”) in connection with the merger between CTI and Novuspharma. The Plan provides for the grant of nonqualified stock options and restricted stock to certain of our (and our affiliates) officers, employees, members of our Board of Directors, and consultants. The plan administrator determines, on a grant-by-grant basis, what terms and conditions apply to options and restricted stock granted under the Plan (including vesting restrictions). The Plan permits options to be exercised with cash or certain other legal forms of consideration. In the event of our change of control (including our merger with or into another corporation or our sale of substantially all of our assets), the Plan provides that we may determine, in our discretion, that each optionee may vest in his or her option or restricted stock award with respect to any or all of the shares subject to the award (including shares that were unvested prior to the change of control) and that such awards may otherwise be assumed or substituted for by the successor corporation. There are 350,000 shares of common stock reserved under the Plan, and 148,200 shares remain for future issuance.

License Agreement with PG-TXL Company, L.P.

In 1998, we issued warrants to purchase 350,000 shares of our common stock in connection with a license agreement with PG-TXL Company, L.P. These warrants expire in 2008 and have an exercise price of $20.00. We also issued 103,665 restricted share rights to non-employees for which ownership vests upon the achievement of future events.

Warrants Issued to Placement Agents

In 1999, we completed a $10 million private placement of 10,000 shares of Series D convertible preferred stock and warrants to acquire 1,523,810 shares of common stock. In connection with the offering, we issued warrants to purchase shares of common stock to a placement agent. These warrants expire in 2004, and have an exercise price of $2.38.

In 2000, we completed a $40 million private placement of 3,333,334 shares of common stock. In connection with the offering, we issued warrants to purchase shares of common stock to a placement agent and finder. These warrants expire in 2005, and have an exercise price of $13.20.

Research Services Agreement with The Hope Heart Institute

In 2002, we entered into an agreement with The Hope Heart Institute for research services. In connection with this agreement, we issued fully-vested warrants to purchase shares of common stock at an exercise price of $10.00. These warrants expire in 2007.

Executive Officers

The following table sets forth certain information with respect to our executive officers:

Name	Age as of April 15, 2003	Position
James A. Bianco, M.D.	47	President, Chief Executive Officer, Director
Stephen J. Aselage	52	Executive Vice President, Global Commercial Operations
Louis A. Bianco	51	Executive Vice President, Finance and Administration
James Canfield	46	Executive Vice President, Chief Administrative Officer
Jack W. Singer, M.D.	61	Executive Vice President, Chief Medical Officer, Director
Silvano Spinelli.	52	Executive Vice President of Development and Managing Director of European Operations, Director

See proposal 1, which sets forth biographical information for all our directors, including biographical information concerning Drs. Bianco and Singer and Mr. Spinelli, who are each directors of CTI as well as executive officers.

Mr. Bianco is one of our founders and has been our executive vice president, finance and administration since February 1, 1992, and was a director from our inception in September 1991 to April 1992 and from April 1993 to April 1995. From January 1989 through January 1992, Mr. Bianco was a vice president at Deutsche Bank Capital Corporation in charge of risk management. Mr. Bianco is a Certified Public Accountant and received his M.B.A. from New York University. Mr. Bianco and Dr. Bianco are brothers.

Mr. Aselage has been our executive vice president, global commercial operations since February 2004. From February 1999 to January 2004 he was senior vice president, North American sales and marketing at Sangstat, which was acquired by Genzyme in December 2003. He received his B.S. in biology from the University of Notre Dame.

Mr. Canfield has been our executive vice president, chief administrative officer since December 2001. From May 2001 to December 2001, Mr. Canfield served as our vice president, human resource development and administrative services. From September 1999 to May 2001, Mr. Canfield was a senior consultant at Cobus Group and from April 1996 to August 1999, served as the head of human resources at Sonus Pharmaceuticals, Inc. Additionally, he has held senior human resource positions at Northern Automotive Corporation and Lucky Stores. Mr. Canfield received his B.S. degree in human resources management from Kennedy Western University.

Compensation of Executive Officers

The following table sets forth all compensation earned in the years ended December 31, 2003, 2002 and 2001 by our chief executive officer, our four other most highly compensated executive officers as of December 31, 2003, who we will collectively refer to as the named executive officers.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards		All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)		Restricted Stock Awards ($)(2)	Securities Underlying Options (#)
James A. Bianco, M.D.	2003	460,297	295,822	113,036	(3)	2,128,200	125,000	56,310	(4)
President and Chief	2002	433,008	318,730	99,355	(5)	—	309,749	23,015	(6)
Executive Officer	2001	433,008	222,013	137,307	(7)	—	250,000	49,304	(8)
Louis A. Bianco	2003	300,120	81,997	5,550	(9)	751,800	60,000	2,349	(10)
Executive Vice President	2002	300,120	88,565	—		—	88,025	10,651	(11)
Finance and Admistration	2001	300,120	48,874	—		—	75,000	8,302	(12)
James Canfield	2003	210,479	90,076	—		289,200	60,000	668	(13)
Executive Vice President,	2002	180,491	90,000	—		—	74,582	558	(13)
Chief Administrative Officer	2001	96,829	31,332	—		—	89,000	—
Edward F. Kenney	2003	290,622	131,303	2,561	(9)	86,700	60,000	2,322	(14)
(retired in February 2004;	2002	252,404	113,582	—		—	128,558	2,320	(14)
former Executive Vice	2001	246,000	66,420	—		—	75,000	—
President, Chief Operating
Officer)
Jack W. Singer, M.D.	2003	302,000	106,703	25,583	(9)	751,800	75,000	37,510	(15)
Executive Vice President,	2002	260,016	109,424	—		—	110,659	15,024	(16)
Chief Medical Officer	2001	260,016	70,204	—		—	75,000	11,460	(17)

(1)	Other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of the perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the applicable year.
(2)	In 2003, the Compensation Committee of the Board of Directors authorized the issuance of 480,000 shares of restricted stock to the Named Executive Officers, 270,000 of which were issued in 2003 and 210,000 of which were issued in 2004 upon the closing of the merger with Novuspharma. All restricted share awards authorized during 2003 are valued in the above table at the closing price of our common stock on the date of grant and will accrue any future dividends declared. On December 31, 2003, the Named Executive Officers owned the restricted shares set forth in the table below. The market value is based on the closing price of $8.67 for a share of our common stock on December 31, 2003.

	Number of Shares		Total Market Value
Name	(a)	(b)
James A. Bianco, M.D.	145,000	110,000	2,210,850
Louis A. Bianco	50,000	40,000	780,300
James Canfield	25,000	10,000	303,450
Edward F. Kenney	—	10,000	86,700
Jack W. Singer, M.D.	50,000	40,000	780,300

(a)	Restricted stock award vests over three years with 1/3 of the shares vesting annually on each anniversary of the date of grant.
(b)	Restricted stock award vests over two years with 1/4 vesting six months from the date of grant, 1/4 vesting one year from the date of grant, 1/4 vesting 18 months from the date of grant and 1/4 vesting two years from the date of grant.

(3)	Other annual compensation for Dr. Bianco represents perquisites, including $13,131 for travel and entertainment expenses reimbursed by the Company, $29,638 for reimbursement for Dr. Bianco’s spouse to accompany him on business use of our leased aircraft pursuant to Dr. Bianco’s employment agreement, and $60,128 in tax reimbursements.
(4)	All other compensation for Dr. Bianco includes the following: (i) a premium payment of $34,310 for life insurance required by the terms of Dr. Bianco’s employment, and (ii) reimbursement of a health insurance premium of $22,000.
(5)	Other annual compensation for Dr. Bianco represents perquisites, including $44,768 for travel and entertainment expenses reimbursed by the Company, $24,796 for reimbursement for Dr. Bianco’s spouse to accompany him on business use of our leased aircraft pursuant to Dr. Bianco’s employment agreement, and $25,283 in tax reimbursements.
(6)	All other compensation for Dr. Bianco includes the following: (i) a premium payment of $13,860 for life insurance required by the terms of Dr. Bianco’s employment, and (ii) reimbursement of long-term disability insurance premiums of $9,155.
(7)	Other annual compensation for Dr. Bianco represents perquisites, including $51,685 in tax reimbursements.
(8)	All other compensation for Dr. Bianco includes the following: (i) a premium payment of $40,000 for life insurance required by the terms of Dr. Bianco’s employment, and (ii) reimbursement of long-term disability insurance premiums of $9,304.
(9)	Other annual compensation consists of tax reimbursements.
(10)	All other compensation for Mr. Bianco includes a premium payment for life insurance.
(11)	All other compensation for Mr. Bianco includes the following: (i) reimbursement for long-term disability insurance premiums of $8,302, and (ii) a premium payment of $2,349 for life insurance.
(12)	All other compensation for Mr. Bianco includes reimbursement for long-term disability insurance premiums.
(13)	All other compensation for Mr. Canfield includes a premium payment for life insurance.
(14)	All other compensation for Mr. Kenney includes a premium payment for life insurance.
(15)	All other compensation for Dr. Singer includes the following: (i) reimbursement of a health insurance premium of $33,946 and (ii) a premium payment of $3,564 for life insurance.
(16)	All other compensation for Dr. Singer includes the following: (i) reimbursement for long-term disability insurance premiums of $11,460, and (ii) a premium payment of $3,564 for life insurance.
(17)	All other compensation for Dr. Singer includes reimbursement for long-term disability insurance premiums.

The following table sets forth for each of the named executive officers the number of options granted during the year ended December 31, 2003 and the potential realizable value of such grants. No stock appreciation rights were granted to such individuals for the 2003 fiscal year.

Options Granted in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price ($/Sh)	Expiration (3)
Name					5% ($)	10% ($)
James A. Bianco, M.D.	125,000	10.1%	8.10	12/11/13	636,756	1,613,664
Louis A. Bianco	60,000	4.8	8.10	12/11/13	305,643	774,559
James Canfield	60,000	4.8	8.10	12/11/13	305,643	774,559
Edward F. Kenney (retired in February 2004)	60,000	4.8	8.10	12/11/13	305,643	774,559
Jack W. Singer, M.D.	75,000	6.1	8.10	12/11/13	382,053	968,199

(1)	Options granted under our 2003 Equity Incentive Plan typically have a ten-year term and have an exercise price equal to market value on the date of grant. Options with an expiration date of December 11, 2013 vest over a three-year period. All of the options granted and described in this table were granted under the 2003 Equity Incentive Plan.
(2)	During the fiscal year ended December 31, 2003, options to purchase an aggregate of 1,238,425 shares of our common stock were granted to employees.
(3)	Options may terminate before their expiration dates if the optionee’s status as an employee is terminated, or upon the optionee’s death.
(4)	Potential realizable value is based on the assumption that the common stock appreciates at the annual rates shown (compounded annually) from the date of grant until the expiration of the option term. These assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in this table will be achieved.

The following table sets forth for each of the named executive officers, the fiscal year-end number and value of unexercised options. None of the named executive officers held any stock appreciation rights at the end of the 2003 fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James A. Bianco, M.D.	239,968	$1,996,434	745,532	394,873	$1,188,447	$381,697
Louis A. Bianco	20,000	75,380	278,160	139,012	838,181	106,852
James Canfield	—	—	86,626	136,956	37,809	71,999
Edward F. Kenney (retired in February 2004)	—	—	334,280	164,278	794,462	134,156
Jack W. Singer, M.D.	—	—	286,528	168,662	788,168	122,231

(1)	Calculated based on the fair market value of the purchased shares on the exercise date less the option exercise price paid for such shares.
(2)	Calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 2003 and the exercise price of the options.

Employment Agreements

Dr. Bianco, president and chief executive officer, entered into an employment agreement with us effective December 31, 2002. The agreement provides that, in the event that Dr. Bianco’s employment is involuntarily terminated, the severance benefits are equal to: eighteen months base salary, immediate vesting of all of Dr. Bianco’s stock options and restricted shares, and equity in his life insurance policy and accrued but unused vacation. The employment agreement restricts Dr. Bianco from competing with us for the term of the severance payment period following the termination of his employment with us. In addition, the severance payments are conditioned upon Dr. Bianco not competing with us and not soliciting our employees. The agreement also provides that, in the event of a change of control (as defined in the employment agreement), all of Dr. Bianco’s stock options and restricted shares will immediately become vested. It further provides that, if any payments are subject to the excise tax on parachute payments, we will make a gross up payment in an amount that covers the excise tax due plus the excise and income taxes payable on the gross up payment.

Silvano Spinelli, our executive vice president of development and managing director of European operations, entered into an employment agreement with us effective January 1, 2004. Under the agreement Mr. Spinelli will have the right to purchase 25,000 shares of CTI restricted stock at $0.01 per share in January 2006, subject to his continued service through such date. The agreement provides Mr. Spinelli use of a company car at CTI’s expense. In addition, in the event Mr. Spinelli is terminated by us for any reason, on or before December 31, 2005, we will pay Mr. Spinelli, in addition to statutory amounts accrued under Italian law, the greater of (a) the severance payment provided by Italian law and the collective bargaining agreements or (b) a severance payment equal to 24 months of salary. The agreement also provides that, in the event Mr. Spinelli is terminated by us without cause or resigns for good reason, his right to purchase restricted shares will immediately become vested and exercisable.

Jack W. Singer, Louis A. Bianco, Edward F. Kenney, James Canfield and Stephen Aselage entered into severance agreements with us effective September 23, 1997, February 1, 1998, January 22, 1999, May 1, 2002 and February 3, 2004, respectively. The agreements provide that, in the event any of the foregoing named executive officers is terminated by us without cause or resigns for good reason, including a change in title in connection with a change in control in the cases of Dr. Singer, Mr. Bianco, Mr. Canfield and Mr. Aselage: (1) we

will pay the base salary for one year from the severance date (2) we will pay accrued but unused vacation through the severance date, (3) we will continue to pay benefits for one year from the severance date, and (4) vesting of all stock options held by such named executive will accelerate and become immediately exercisable. Inventions and proprietary information agreements restrict Dr. Singer from competing with us for two years after the termination of his employment with us.

As of February 13, 2004, Edward F. Kenney retired from CTI, and entered into a one-year advisory agreement with us that terminates on February 13, 2005. Under the advisory agreement, Mr. Kenney will provide consulting and advisory services to us. In consideration for the services rendered, Mr. Kenney will receive monthly payments from us and we will continue to pay his benefits for the term of the advisory agreement. In addition, all of Mr. Kenney’s existing options will continue to vest during the term of the advisory agreement.

Compensation Committee Report on Executive Compensation

The compensation committee consists of only non-employee directors, who are appointed by the board of directors, and all of whom meet the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. The compensation committee is responsible for establishing and administering our executive compensation arrangements, including the compensation of the chief executive officer and our other executive officers and key employees, subject to ratification by the board. The compensation committee also administers the 2003 and 1994 Equity Incentive Plans and the 1996 Employee Stock Purchase Plan and makes all stock option grants under the 2003 Equity Incentive Plan to our executive officers.

General Compensation Policy

We operate in the extremely competitive and rapidly changing biotechnology industry. The compensation committee believes that the compensation programs for our executive officers should be designed to attract, retain and motivate talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of strategic corporate objectives and individual performance and teamwork. Within this overall philosophy, the compensation committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a specifically identified peer group of companies with which we compete for executive talent.

•	Integrate each executive officer’s compensation package with annual and long-term corporate objectives and focus the officer’s attention on the attainment of those objectives.

•	Encourage the creation of shareholder value through the achievement of strategic corporate objectives.

•	Provide annual variable incentive awards that take into account our performance relative to corporate objectives and the individual executive officer’s contributions.

•	Align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

The compensation committee has developed a compensation policy that is designed to attract and retain qualified key executive officers critical to our success.

Accordingly, the compensation committee makes its decisions based upon the attainment of corporate-wide, team and individual performances. These performances are evaluated in terms of the achievement of strategic and business plan goals, including long-term goals tied to the expansion of our core technology and innovative product development, the discovery of new drug candidates and the development of our organizational infrastructure.

In establishing the compensation package of our executive officers, the compensation committee has adopted a “total pay” philosophy which includes three major components: (1) base salary set at levels that are commensurate with those of comparable positions at other pharmaceutical or biotechnology companies; (2) annual bonuses and stock option grants tied to the achievement of strategic corporate and team objectives and individual performance; and (3) long-term, stock-based incentive awards intended to strengthen the mutuality of interests between the executive officers and our shareholders.

The compensation committee determines the compensation levels for the executive officers with the assistance of an independent consulting firm that furnishes the compensation committee with executive compensation data drawn from several nationally recognized surveys of companies within the biotechnology and pharmaceutical industries. On the basis of those surveys, the compensation committee has identified a peer group of companies with which we compete for executive talent and which have a total capitalization and head count similar to ours and are at approximately the same stage of commercialization, which we will refer to as the peer companies.

The positions of our chief executive officer and the other executive officers were compared with those of their counterparts at the peer companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives, and total cash compensation. In addition, the practices of the peer companies concerning stock option grants and restricted stock grants were also reviewed and compared.

Base Salary.    The base salary for each executive officer is set at a level considered appropriate for comparable positions at the peer companies. The compensation committee’s policy is to target base salary levels between the market average and 75th percentile levels of base salary in effect for comparable positions at the peer companies. Executive officers who attain the core competencies required of their positions are paid within these ranges. The compensation committee makes its base salary determinations in accordance with the range in effect for comparable positions at the peer companies, competitive market forces and the evaluation of performance and core competency provided for each executive officer by the chief executive officer.

Variable Incentive Awards.    To reinforce the attainment of our goals, the compensation committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive payment for each executive officer is determined on the basis of the achievement of the corporate objectives established for the fiscal year and the Committee’s evaluation of the officer’s performance both on an individual and team basis. For 2003, the corporate performance objectives were tied to the following measures of success: (1) acquire complementary products or technologies; (2) complete XYOTAX development and commercial partnership agreement with major pharmaceutical company; (3) regain tier 2 status (≥ $700 million market capitalization); and (4) maintain a strong balance sheet. The combination of base salary and variable incentive awards is currently capped not to exceed the 75th percentile for total cash compensation for comparable positions at the peer companies.

Long-Term, Equity-Based Incentive Awards.    The goal of our long-term equity-based incentive awards is to align the interests of executive officers with the shareholders and to provide each executive officer with a significant incentive to perform his management duties from the perspective of an owner with an equity stake in the business. Such incentive is provided through stock option and restricted stock grants made under the 2003 Equity Incentive Plan. The size of the stock option and restricted grant to each executive officer is set at a level which the compensation committee feels is appropriate to create a meaningful opportunity for stock ownership based upon the executive officer’s current position with us, internal comparability with stock option and restricted stock grants made to our other executives, the executive officer’s current level of performance and his potential for future responsibility and promotion over the option term. The compensation committee also takes into account comparable equity incentives provided to individuals in similar positions in the biotechnology and pharmaceutical industries, as reflected in external surveys, and the number of unvested options held by the executive officer at the time of the new grant. The compensation committee has established certain general guidelines by which it seeks to target a fixed number of unvested option shares for each executive officer based upon his current position with us and his potential for in-house growth (i.e., future responsibilities and possible promotions over the option term). However, the compensation committee does not strictly adhere to these guidelines in making stock option and restricted stock grants, and the relative weight that is given to the various factors varies from individual to individual, as the circumstances warrant.

During fiscal 2003, the compensation committee awarded the executive officers named in this proxy statement, new stock options for an aggregate of 380,000 shares of common stock. Each grant allows the officer to acquire the shares underlying the stock option at a fixed price per share (the market price on the grant date) over a ten-year period of time. Specifically, the options vest in periodic installments over a three-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return only if the officer remains with us and then only if the market price appreciates over the option term. During 2003, the compensation committee also authorized the issuance of 480,000 shares of restricted stock to the executive officers named in this proxy, 270,000 of which were issued in 2003 and 210,000 of which were issued in 2004 upon the closing of the merger with Novuspharma. The restricted stock awards vest in periodic installments over two-year and three-year periods contingent upon the executive officer’s continued employment with us.

Compensation of the Chief Executive Officer

The base salary of our chief executive officer, James A. Bianco, M.D., is reviewed annually by the compensation committee and was $460,297 for the 2003 fiscal year, which equates to a 6.3% increase over fiscal year 2002. Such salary level was established on the basis of the base salary levels in effect for chief executive officers at the other biotechnology and pharmaceutical companies comprising the peer companies. This salary level for Dr. Bianco brings him to 8% above the average of the salary levels in effect for the chief executive officers of the peer companies. Dr. Bianco earned $295,822 in bonuses during 2003 consisting of $251,564 that was granted by the compensation committee and $44,258 in vacation payout. This amount (excluding vacation payout) is 55% of base pay, and is above peer data suggesting that short-term incentive target grants are approximately 50% of base pay. Dr. Bianco’s total cash compensation, consisting of his base salary and variable incentive awards, is equivalent to the 75th percentile level in effect for the chief executive officers of the peer companies.

Dr. Bianco was also awarded stock options for 125,000 shares of common stock at an exercise price of $8.10 and 255,000 shares of restricted stock. The grants reflected the compensation committee’s continuing policy to maintain Dr. Bianco’s option and stock holdings at a level consistent with that for other chief executive officers of comparable commercial companies in the pharmaceutical industry and to subject a portion of his overall compensation each year to the market performance of our common stock. The stock option grants will be of little or no value to Dr. Bianco unless there is appreciation in the value of our common stock over the option term.

Compliance with Internal Revenue Code Section 162(m)

As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, we will not be allowed a federal income tax deduction for compensation paid to certain officers, to the extent that compensation exceeds one (1) million dollars per officer in any one year. This limitation will apply to all compensation that is not considered to be performance based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. Our 2003 Equity Incentive Plan and our 1994 Equity Incentive Plan have been structured so any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation. The cash compensation paid to our executive officers during fiscal 2003 did not exceed the one (1) million dollar limit per officer.

COMPENSATION COMMITTEE

Jack L. Bowman

John M. Fluke, Jr.

Mary O. Mundinger, Dr. PH

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, the compensation committee consisted of Messrs. Bowman and Fluke and Dr. Mundinger. None of these individuals was at any time during the last completed fiscal year, or at any other time, one of our officers or employees.

Stock Performance Graph

	3/31/99	6/30/99	9/30/99	12/31/99
Cell Therapeutics, Inc.	$116.67	$82.29	$75.00	$233.33
Nasdaq Stock Index (U.S.)	$112.15	$122.65	$125.70	$185.79
Nasdaq Pharmaceutical Index	$109.65	$111.93	$128.72	$188.55

	3/31/00	6/30/00	9/30/00	12/31/00
Cell Therapeutics, Inc.	$781.25	$1,020.83	$2,222.92	$1,502.08
Nasdaq Stock Index (U.S.)	$208.58	$181.36	$166.89	$111.75
Nasdaq Pharmaceutical Index	$231.31	$257.03	$282.24	$235.19

	3/31/01	6/30/01	9/30/01	12/31/01
Cell Therapeutics, Inc.	$598.00	$921.33	$801.67	$804.67
Nasdaq Stock Index (U.S.)	$83.42	$98.32	$68.21	$88.68
Nasdaq Pharmaceutical Index	$174.17	$216.36	$174.43	$200.44

	3/31/02	6/30/02	9/30/02	12/31/02
Cell Therapeutics, Inc.	$827.67	$181.67	$146.67	$242.33
Nasdaq Stock Index (U.S.)	$84.15	$67.07	$53.82	$61.40
Nasdaq Pharmaceutical Index	$179.22	$127.08	$117.13	$129.44

	3/31/03	6/30/03	9/30/03	12/31/03
Cell Therapeutics, Inc.	$276.33	$325.33	$377.33	$289.00
Nasdaq Stock Index (U.S.)	$61.72	$74.42	$81.93	$91.73
Nasdaq Pharmaceutical Index	$140.15	$175.77	$185.62	$189.76

Certain Relationships and Related Transactions

On April 8, 2002, we extended a loan of $3.5 million to Dr. Bianco which bears interest at the six-month LIBOR rate plus 2.25%, adjusted semi-annually (3.43% at October 8, 2003), and is due on April 8, 2004. This loan is a full-recourse loan and is secured by a mortgage on certain property owned by Dr. Bianco, as well as 255,381 shares of our common stock owned by Dr. Bianco. During 2003 and 2002, Dr. Bianco paid accumulated interest on his $3.5 million loan. The largest combined balance of this loan during 2003 was $3,568,775. The loan to Dr. Bianco was made by CTI before the passage of the Sarbanes-Oxley Act of 2002. Dr. Bianco has informed the board that he will not be able to pay this loan in full when due on April 8, 2004. The board of directors has delegated to the audit committee the responsibility of monitoring the collection of this loan. The Audit Committee is in the process of evaluating the value of all collateral and sources of repayment for the loan, and is working with Dr. Bianco towards the promptest practical repayment of the loan. Dr. Bianco has confirmed to the board his absolute and unconditional obligation to repay the loan in full.

In November 2002, we entered into a Sponsored Research Agreement with The Hope Heart Institute, a non-profit corporation, to perform research specified by us and reviewed by a joint research committee comprised of individuals from our company and from The Hope Heart Institute. The Agreement has a term of two years and in addition to monthly payments, we granted a fully vested warrant to The Hope Heart Institute to purchase 100,000 shares of our common stock at a purchase price of $10.00 per share. Phillip M. Nudelman, Ph.D., is a member of our board of directors and our audit committee, and President, Chief Executive Officer and a member of the board of directors of The Hope Heart Institute. Jack W. Singer, M.D., is a member of our board of directors and our Executive Vice President, Chief Medical Officer, and is a member of the Scientific Advisory Board of The Hope Heart Institute. During 2003, we made payments to the Hope Heart Institute of $181,000 for research related expenses and $45,000 in charitable contributions. In 2004, we terminated the Sponsored Research Agreement with the Hope Heart Institute.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other of our equity securities. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them. Based solely on review of this information, or written representations from reporting persons that no other reports were required, we believe that, during the 2003 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners complied with Section 16(a).

Other Business

As of the date of this proxy statement, we know of no other business that will be presented for action at the Annual Meeting. We have not received any advance notice of business to be brought before the Annual Meeting by any shareholder. If other business requiring a vote of the shareholders should come before the Annual Meeting, the person designated as your proxy will vote or refrain from voting in accordance with his best judgment.

Other Information

Our Annual Report to Shareholders for the year ended December 31, 2003 is being mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not considered proxy soliciting material nor is it incorporated into this Proxy Statement.

Shareholder Proposals

A shareholder who intends to nominate a candidate for election to the board of directors or to present a proposal of business at the 2005 Annual Meeting and desires that information regarding the proposal be included in the 2005 proxy statement and proxy materials must ensure that such information is received in writing by our secretary at our principal executive offices not later than December 22, 2004. In addition, our bylaws provide that a proposal for action to be presented by any shareholder at an annual meeting, including the nomination of a candidate for election to the board of directors, will be considered out of order and will not be acted upon unless the proposal is received in writing by our secretary at our principal executive offices at least 90 days before the first anniversary of the previous year’s Annual Meeting. The notice must also provide certain other information as described in the bylaws. Copies of the bylaws are available to shareholders free of charge upon request to our secretary.

By Order of the Board of Directors

Michael J. Kennedy

Secretary

Seattle, Washington

April 19, 2004

APPENDIX A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CELL THERAPEUTICS, INC.

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is Cell Therapeutics, Inc.

ARTICLE II

AUTHORIZED CAPITAL STOCK

1. Classes. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000); the total number of authorized shares of Common Stock shall be Two Hundred Million (200,000,000) and the total number of authorized shares of Preferred Stock shall be Ten Million (10,000,000).

2. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. The Board of Directors of the Corporation is hereby authorized to fix the designations and powers, preferences and rights, if any, and qualifications, limitations or other restrictions thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

(a) Series C Convertible Preferred Stock

Section 1. Designation and Amount. There is hereby established a series of preferred stock of the Corporation which shall be designated as “Series C Preferred Stock” and the number of shares constituting such series shall be 100,000.

Section 2. Dividends and Distributions.

(a) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1,000) of a share (a “Unit”) of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series C Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series C Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series C Preferred Stock. In the event that the Corporation shall at any time after November 8, 1996 (the “Rights Declaration Date”) (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series C Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on Units of Series C Preferred Stock as provided in Section 2(a) of this Article II, 2(b) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per Unit on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series C Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series C Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series C Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of Units of Series C Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each Unit of Series C Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of Units of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) (i) If at any time dividends on any Units of Series C Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a “Default Period”) from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series C Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series C Preferred Stock, voting separately as a class, shall have the right to elect two Directors.

(ii) During any Default Period, such voting rights of the holders of Units of Series C Preferred Stock may be exercised initially at a special meeting called pursuant to Section 3(c)(iii) of this Article II, 2(b) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor any right of the holders of Units of Series C Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series C Preferred Stock of such rights. At any meeting at which the holders of Units of Series C Preferred Stock shall exercise such voting rights initially during an existing Default Period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series C Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series C Preferred Stock shall have exercised their right to elect Directors during any Default Period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series C Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series C Preferred Stock.

(iii) Unless the holders of Series C Preferred Stock shall, during an existing Default Period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 25% of the total number of the Units of Series C Preferred Stock outstanding may request, the calling of a special meeting of the holders of Units of Series C Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series C Preferred Stock are entitled to vote pursuant to this Section 3(c)(iii) shall be given to each holder of record of Units of Series C Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later then 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series C Preferred Stock. Notwithstanding the provisions of this Section 3(c)(iii), no such special meeting shall be called during the 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) During any Default Period, the holders of shares of Common Stock and Units of Series C Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until holders of the Units of Series C Preferred Stock shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series C Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the Default Period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(c)(ii) of this Article II, 2(b)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant. References in Section 3(c) of this Article II, 2(b) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a Default Period, (x) the right of the holders of Units of Series C Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series C Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles or by-laws irrespective of any increase made pursuant to the provisions of Section 3(c)(ii) of this Article II, 2(b) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(vi) The provisions of Section 3(c) of this Article II, 2(b)shall govern the election of Directors by holders of Units of Preferred Stock during any Default Period notwithstanding any provisions of the Articles to the contrary, including, without limitation, the provisions of Article III of the Articles.

(d) Except as set forth herein, holders of Units of Series C Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on Units of Series C Preferred Stock as provided in Section 2 of this Article II, 2(b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series C Preferred Stock shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

(ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series C Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock;

(iv) purchase or otherwise acquire for consideration any Units of Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a) of this Article II, 2(b), purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any Units of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation.

(a) Upon a Liquidation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series C Preferred Stock shall have received, subject to adjustment as hereinafter provided in

Section 6(b) of this Article II, 2(b), the greater of either (a) $1.00 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series C Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series C Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

(b) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series C Preferred Stock were entitled immediately prior to such event pursuant to Section 6(a)(i)(b) of this Article II, 2(b) shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series C Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Redemption. The Units of Series C Preferred Stock shall not be redeemable.

Section 9. Ranking. The Units of Series C Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

Section 10. Amendment. The Articles, including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporations in any manner that would alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series C Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. The Series C Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

Section 12. Certain Definitions. As used herein with respect to the Series C Preferred Stock, the following terms shall have the following meanings:

(a) The term “junior stock” (i) as used in Section 4 of this Article II, 2(b), shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series C Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6 of this Article II, 2(b), shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series C Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(b) The term “parity stock” (i) as used in Section 4 of this Article II, 2(b), shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series C Preferred Stock as to the payment of dividends and (ii) as used in Section 6 of this Article II, 2(b), shall mean any class or series of capital stock ranking pari passu with the Series C Preferred Stock in the distribution of, assets on any liquidation, dissolution or winding up of the Corporation.

ARTICLE III

DIRECTORS

The number of directors of the Corporation shall be as set forth in the bylaws. The Board of Directors shall be divided into three classes, with the classes to be as equal in number as may be possible. Upon such division, the Board of Directors shall designate the class in which each then current director shall serve for the terms set forth below:

Class	Term
Class I	1 year
Class II	2 years
Class III	3 years

At each annual meeting of shareholders thereafter, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders.

At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed from office at any time, but only (a) for Cause and (b) if the number of votes cast to remove the director by holders of shares then entitled to vote in an election of directors exceed the number of votes cast not to remove the director. For purposes of this Article III, “Cause” shall be limited to (a) action by a director involving willful malfeasance having a material adverse effect on the Corporation or (b) a director being convicted of a felony; provided that any action by a director shall not constitute “Cause” if, in good faith, the director believed such action to be in or not opposed to the best interests of the Corporation, or if a director shall be entitled, under applicable law, these Articles of Incorporation, the bylaws of the Corporation or a contract with the Corporation, to be indemnified with respect to such action.

ARTICLE IV

SHAREHOLDERS’ RIGHTS

1. Shareholders of the Corporation have no preemptive rights to acquire additional shares issued by the Corporation.

2. Holders of Common Stock shall be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE V

VOTING RIGHTS

1. Holders of the Corporation’s outstanding Common Stock shall have unlimited voting rights; provided, however, that a simple majority of all votes entitled to be cast by a voting group will be sufficient to approve any (a) plan of merger, (b) plan of share exchange, or (c) sale of assets other than in the usual and regular course of business of the Corporation.

2. At each election of directors, every shareholder entitled to vote at such election has the right to vote the number of shares of stock held by such shareholder for each of the directors to be elected. No cumulative voting for directors shall be permitted.

ARTICLE VI

SHAREHOLDER MEETING QUORUM

A quorum for any shareholder meeting shall be at least one third (1/3) of the shares entitled to be cast.

ARTICLE VII

LIMITATION ON LIABILITY OF DIRECTORS

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director, which conduct takes place on or after the date this Article becomes effective, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct violating RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after this Article becomes effective, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date of this Article becomes effective.

ARTICLE VIII

AMENDMENT OF ARTICLES

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

CELL THERAPEUTICS, INC., A Washington corporation

Date: , 2004	By:
James A. Bianco, M.D.
President and Chief Executive Officer

Appendix B

CELL THERAPEUTICS, INC.

2003 EQUITY INCENTIVE PLAN

(amended as of March 18, 2004)

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CELL THERAPEUTICS, INC.

2003 EQUITY INCENTIVE PLAN

CELL THERAPEUTICS, INC., hereby establishes the Cell Therapeutics, Inc. 2003 Equity Incentive Plan, effective as of June 20, 2003, and as subsequently amended in March 2004.

SECTION 1

BACKGROUND AND PURPOSE

1.1    Background.    The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs and Restricted Stock.

1.2     Purpose of the Plan.    The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3    “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4    “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.5    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs or Restricted Stock.

2.6    “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8    “Cash Position” means the Company’s level of cash, cash equivalents and securities available-for-sale.

2.9    “Change in Control” means the occurrence of any of the following events:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)    A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.10    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.11    “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.12    “Company” means Cell Therapeutics, Inc., a Washington corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Cell Therapeutics, Inc. and its consolidated subsidiaries.

2.13    “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.14    “Director” means any individual who is a member of the Board of Directors of the Company.

2.15    “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.16    “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.17    “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.18    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.19    “Fair Market Value” means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the closing bid on the relevant date. If there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.20    “Fiscal Year” means the fiscal year of the Company.

2.21    “Freestanding SAR” means a SAR that is granted independently of any Option.

2.22    “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.23    “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.24    “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.25    “Misconduct” means, at any time within (a) the term of an Option granted hereunder, (b) within one (1) year after a Participant’s Termination of Service, or (c) within one (1) year after exercise of any portion of an Option granted hereunder, whichever is the latest, the commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate), including, but not limited to: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Confidentiality Agreement, or (e) participating in a hostile takeover attempt of the Company. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.26    “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.27    “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.28    “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.29    “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.30    “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.31    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.32    “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.33    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.34    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.35    “Plan” means the Cell Therapeutics, Inc. 2003 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.36    “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.37    “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.38    “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.39    “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

2.40    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.41    “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.42    “Shares” means the shares of common stock of the Company.

2.43    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.44    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.45    “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.46    “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

2.47    “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Committee. If the Committee is not the Board then the Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. If the Committee is not the Board then the Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) ”outside directors” under Section 162(m) of the Code.

3.2    Authority of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

3.3    Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors, and (b) more limited authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4    Decisions Binding.    All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed (a) 6,150,000 Shares, plus (b) any Shares which have been reserved but not granted under the Company’s 1994 Equity Incentive Plan as of the date of stockholder approval of the Plan; provided, however, that no more than 345,000 Shares shall be added to the Plan pursuant to subsection (b) above and provided further that in no event shall more than 2,500,000 of the Shares added to the Plan by the Board in 2004 be granted pursuant to Awards of Restricted Stock with a purchase price that is less than 100% of Fair Market Value on the date of grant. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2    Lapsed Awards.    If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

4.3    Adjustments in Awards and Authorized Shares.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number and class of Shares which may be added annually to the Shares reserved under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 8.1 and 9.5. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Committee, in its sole discretion and subject to Section 9.5, shall determine the number of Shares subject to each Option.

5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3    Exercise Price.    Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1    Nonqualified Stock Options.    In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2    Incentive Stock Options.    In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3    Substitute Options.    Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4    Expiration of Options.

5.4.1    Expiration Dates.    Each Option shall terminate no later than the first to occur of the following events:

(a)    The date for termination of the Option set forth in the written Award Agreement, or

(b)    If no date for the termination of the Option is set forth in the written Award Agreement (other than reference to Section 5.4.1(c)), (a) the expiration of twelve (12) months from the date of the Participant’s Termination of Service if such Termination of Service is a result of death or Disability, or (b) three (3) months from the date of the Participant’s Termination of Service for any other reason; or

(c)    The expiration of ten (10) years from the Grant Date.

5.4.2    Committee Discretion.    Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5    Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6    Payment.    Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8    Certain Additional Provisions for Incentive Stock Options.

5.8.1    Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2    Termination of Service.    No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of death or Disability, unless the Award Agreement or the Committee permit later exercise.

5.8.3    Company and Subsidiaries Only.    Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4    Expiration.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1    Grant of SARs.    Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1    Number of Shares.    The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitation in Section 9.5.

6.1.2    Exercise Price and Other Terms.    The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3    Exercise of Affiliated SARs.    An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4    Exercise of Freestanding SARs.    Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6    Expiration of SARs.      An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)    The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion and subject to Section 9.5, shall determine the number of Shares to be granted to each Participant.

7.2    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3    Transferability.    Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1    General Restrictions.    The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3    Legend on Certificates.    The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

NONEMPLOYEE DIRECTOR OPTIONS

The provisions of this Section 8 are applicable only to Options granted to Nonemployee Directors. The provisions of Section 5 are applicable to Options granted to Employees and Consultants (and to the extent provided in Section 8.2.6, to Options granted to Nonemployee Directors).

8.1    Granting of Options.

8.1.1    Initial Grants.    Each Nonemployee Director who first becomes a Nonemployee Director on or after the effective date of this Plan, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, a fully vested Option to purchase 15,000 Shares (with such grant increased to 20,000 Shares for the then current Chairman of the Board), or such lesser amount of Shares as is allowed pursuant to Section 9.5.

8.1.2    Ongoing Grants.    On each annual anniversary of each Non-Employee Director’s immediately preceding election or appointment to the Board, such Non-Employee Director shall automatically be granted a fully vested Option to purchase 10,000 Shares (with such grant increased to 15,000 Shares for the then current Chairman of the Board), or such lesser amount of Shares as is allowed pursuant to Section 9.5, provided that such Non-Employee Director is still a member of the Board.

8.2    Terms of Options.

8.2.1    Option Agreement.    Each Option granted pursuant to this Section 8 shall be evidenced by a written Award Agreement between the Participant and the Company.

8.2.2    Exercise Price.    The Exercise Price for the Shares subject to each Option granted pursuant to this Section 8 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

8.2.3    Expiration of Options.    Each Option granted pursuant to this Section 8 shall terminate upon the first to occur of the following events:

(a)    The expiration of ten (10) years from the Grant Date; or

(b)    The expiration of three (3) months from the date of the Participant’s Termination of Service for any reason other than the Participant’s death or Disability; or

(c)    The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability.

8.2.4    Death of Participant.    Notwithstanding the provisions of Section 8.2.3, if a Participant dies prior to the expiration of his or her Options in accordance with Section 8.2.3, then his or her Options shall terminate one (1) year after the date of his or her death.

8.2.5    Not Incentive Stock Options.    Options granted pursuant to this Section 8 shall not be designated as Incentive Stock Options.

8.2.6    Other Terms.    All provisions of the Plan not inconsistent with this Section 8 shall apply to Options granted to Nonemployee Directors pursuant to this Section 8.

8.2.7    Substitute Options.    Notwithstanding the provisions of Section 8.2.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Non-employee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

8.3    Elections by Nonemployee Directors.    Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Restricted Stock or Options. The number of Shares of Restricted Stock received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The number of Options granted shall be determined by dividing the cash amount foregone by an option pricing model determined by the Committee (e.g., Black-Scholes), rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 8.3 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3.

SECTION 9

MISCELLANEOUS

9.1    Change in Control.

9.1.1    Generally.    In the event of a Change in Control, and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Awards granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.1.2    Options and SARs.    If the Committee determines that Options and SARs will be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation, then

(a)    in the event that the successor corporation refuses to assume or substitute for the Option or SAR, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

(b)    For the purposes of this Section 9.1, the Option or SAR shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

(c)    With respect to Options and SARs that are assumed or substituted for, if within twelve (12) months following the Change in Control the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable.

9.1.3    Restricted Stock.    If the Committee determines that any Company repurchase or reacquisition right with respect to outstanding Shares of Restricted Stock held by the Participant will be assigned to the successor corporation, then

(a)    in the event that the successor corporation refuses to accept the assignment of any such Company repurchase or reacquisition right, such Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Shares of Restricted Stock immediately prior to the Change in Control.

(b)    If the Company repurchase or reacquisition right with respect to a Share of Restricted Stock is assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Shares of Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control) will immediately have any Company repurchase or reacquisition right lapse and the Participant will become one hundred percent (100%) vested in such Shares of Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control).

9.2    Deferrals.    The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9.3    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

9.4    Participation.    No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5    Limitations on Awards.    No Participant may be granted Awards in any one fiscal year that, in the aggregate, cover more than 500,000 Shares.

9.6    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.7    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.8    Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.9    Limited Transferability of Awards.    No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.6. All rights with respect to an Award granted to a

Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.10    No Rights as Stockholder.    Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1     Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan. Notwithstanding the foregoing, the Board may not, without stockholder consent, reduce the exercise price of any outstanding Option or cancel and re-grant Options at a lower exercise price.

10.2     Duration of the Plan.    The Plan shall be effective as of June 20, 2003, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after May 7, 2013.

SECTION 11

TAX WITHHOLDING

11.1     Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2     Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 12

LEGAL CONSTRUCTION

12.1     Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2     Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3     Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4    Securities Law Compliance.    With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Washington.

12.6    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this restated Plan on the date indicated below.

CELL THERAPEUTICS, INC.

Dated: , 2004	By:

Title:

APPENDIX C

CELL THERAPEUTICS, INC.

1996 Employee Stock Purchase Plan

as amended March 18, 2004

1. Purpose. The Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan (the “Plan”) is intended to encourage ownership of stock by employees of Cell Therapeutics, Inc., a Washington corporation (the “Company”), and certain affiliates, and to provide additional incentive for the employees to promote the success of the business of the Company and any such affiliates. It is intended that the Plan shall be an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

(a) “Base Salary” means the regular gross base salary paid to an Optionee by one or more Participating Employers during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Optionee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Related Corporation. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Optionee’s behalf by the Corporation or any Related Corporation under any employee benefit or welfare plan now or hereafter established.

(b) “Beneficiary” means the person designated as beneficiary on the Optionee’s Enrollment Form, if no such beneficiary is named or no such Enrollment Form is in effect at the Optionee’s death, his or her beneficiary as determined under the provisions of the Company’s program of life insurance for the employee.

(c) “Board” means the Board of Directors for the Company.

(d) “Change in Control” means any of the following:

(i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the Stock where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(ii) a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(iii) the sale, exchange, or transfer of all or substantially all of the Company’s assets (other than a sale, exchange or transfer to one or more corporations or other entities where the shareholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) or other entities to which the assets were transferred).

(e) “Code” means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

(f) “Committee” means a committee of the Board consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan. Each member of the Committee will be “disinterested” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. For any period during which no such committee is in existence, all authority and responsibility assigned to the Committee under this Plan shall be exercised, if at all, by the Board.

(g) “Eligible Employee” means a person who is employed by any Participating Employer on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

(h) “Enrollment Form” means the Enrollment/Change Form whereby an Optionee authorizes a Participating Employer to withhold payroll deductions from his or her Base Salary and is otherwise in such form as the Committee may specify.

(i) “Fair Market Value” means, as of any given date, the last reported sales price of the Stock as reported in the Wall Street Journal for such date or, if either no such sale is reported or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

(j) “Offering Commencement Date” means any date on which Options are granted under the Plan as determined by the Committee pursuant to Section 8.

(k) “Offering Period” means a period of approximately six (6) months’ duration, beginning on an Offering Commencement Date and ending, subject to Section 9.6, on the last business day of the sixth calendar month ending after such date, during which Options are granted and outstanding under the Plan pursuant to a determination by the Committee under Section 4.

(l) “Offering Termination Date” means the last business day of an Offering Period, on which Options must, if ever, be exercised.

(m) “Option” means an option to purchase shares of Stock granted under the Plan.

(n) “Optionee” means an Eligible Employee to whom an Option is granted.

(o) “Option Shares” means shares of Stock purchasable under an Option.

(p) “Participating Employer” means the Company or any Related Corporation which is designated by the Committee as a corporation whose Eligible Employees are to receive Options as of a particular Offering Commencement Date.

(q) “Related Corporation” means any corporation which is or during the term of the Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

(r) “Stock” means the common stock, without par value, of the Company.

(s) “Stock Purchase Agreement” means the Stock Purchase Agreement under which an Optionee agrees to such terms and other such provisions governing his or her participation in the Plan (not inconsistent with the Plan) as the Committee may deem advisable.

3. Term of Plan. The Plan shall become effective upon (a) the adoption of the Plan by the Board, subject to the approval of the Plan by the shareholders of the Company within 12 months of such adoption and (b) the effectiveness of a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares of Stock subject to the Plan. No Option shall be granted under the Plan on or after the tenth anniversary of such approval but Options theretofore granted may extend beyond that date.

4. Administration. The Plan shall be administered by the Committee, which shall determine from time to time whether to grant Options under the Plan as of any date otherwise qualifying as an Offering Commencement Date. The Committee shall further determine which (if any) Related Corporation shall be Participating Employers as of each Offering Commencement Date. The Committee shall have authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan.

5. Amendment and Termination. The Board may terminate or amend the Plan at anytime and from time to time. No termination of or amendment to the Plan may materially adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee’s consent.

6. Shares of Stock Subject to the Plan. No more than an aggregate of 735,714 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated in Section 9.6, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

7. Eligibility. Each individual who is an Eligible Employee on any Offering Commencement Date of any Offering Period under the Plan may enter such Offering Period on such date, provided he or she remains an Eligible Employee and provided, further, he or she meets all of the following requirements:

(a) Such Eligible Employee will not, after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subparagraph (a), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b) Upon grant of the Option, the employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

8. Offering Commencement Date. Options shall be granted on the first business day of any calendar month which is designated by the Committee as the beginning of an Offering Period.

9. Terms and Conditions of Options.

9.1 General. An Optionee shall be granted a separate Option on each Offering Commencement Date for each Offering Period in which he or she participates. All Options granted on a particular Offering Commencement Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.10.

9.2 Purchase Price. The purchase price of Option Shares shall be 85% of the lower of (a) the Fair Market Value of the shares as of the Offering Commencement Date and (b) the Fair Market Value of the shares as of the Offering Termination Date.

9.3 Restrictions on Transfer. Options may not be assigned, transferred, pledged, or otherwise disposed of, except by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. The Optionee shall agree in the Stock Purchase Agreement to notify the Company of any transfer of the shares within two (2) years of the Offering Commencement Date of those shares.

The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the shares.

9.4 Expiration. Each Option shall expire at the close of business on the Offering Termination Date or on such earlier date as may result from the operation of Section 9.5 or by action of the Committee taken pursuant to Section 9.6.

9.5 Termination of Employment of Optionees. If an Optionee ceases for any reason to be an Eligible Employee, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or the disaffirmation of a Related Corporation with the Company, his or her Option shall immediately expire, and the Optionee’s accumulated payroll deductions shall be returned to the Optionee or his or her Beneficiary, as the case may be, by the Company. For purposes of this Section 9.5, an Optionee shall be deemed to be employed throughout any leave of absence for military service, illness, or other bona fide purpose which does not exceed the longer of ninety (90) days or the period during which the Optionee’s reemployment rights are guaranteed by statute or contract. If the Optionee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first (91st) day of such leave of absence.

9.6 Capital Changes Affecting the Stock. In the event that, between the Offering Commencement Date and Offering Termination Date of an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Optionee on any one Offering Termination Date and (iii) the number and class of securities and the price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. In the event of a Change in Control, the Committee, in its sole discretion, shall either (a) provide that Options granted under the Plan shall be fully exercisable to the extent of each Optionee’s accumulated withholdings for the Offering Period as of a date prior to the Change in Control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under the Plan. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

9.7 Payroll Deductions. An Optionee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Stock Plan Administrator at least one (1) business day prior to the beginning of such Offering Period the Stock Purchase Agreement and the Enrollment Form indicating the percentage, in any multiple of one percent (1%) up to a maximum of ten percent (10%), of his or her Base Salary, which is to be withheld each payroll period. The Optionee shall not be permitted to change the percentage of Base Salary withheld during an Option Period. However, the Optionee may withdraw any or all of his or her accumulated payroll deductions by submitting to the Stock Plan Administrator a new Enrollment Form no later than one (1) business day prior to the Offering Termination Date whereupon his or her payroll deduction for the remainder of the Offering Period shall cease and he or she shall not be permitted to re-enroll in such Offering Period. Any Stock Purchase Agreement and Enrollment Form in effect for an Offering Period shall remain in effect as to any payroll deduction amounts (in which case submission of a new Enrollment Form and Stock Purchase Agreement shall be required for participation in a future Offering Period) or modified by submission of a new Enrollment Form, or until the Optionee’s termination of employment for any reason.

9.8 Exercise of Options/Excess Payroll Deductions.

(a) On the Offering Termination Date, the Optionee may purchase that number of whole shares of Stock obtained by dividing the amount collected from the Optionee through payroll deductions during the Offering Period ending with that Offering Termination Date by the purchase price in effect for the

Optionee for that Offering Termination Date. However, the maximum number of shares of Stock purchasable by any one Optionee on any Offering Termination Date shall not exceed eight hundred (800) shares, subject to periodic adjustments in the event of certain changes in the Company’s recapitalization. Any payroll deductions not applied to the purchase of Stock by reason of the limitation on the maximum number of shares purchasable by each Optionee during the Offering Termination Date shall be promptly refunded.

(b) If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee’s accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan. The payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual shall be promptly refunded.

(c) If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly. Any payroll deductions not applied to the purchase of Stock on any Offering Termination Date because they are not sufficient to purchase a whole share of Stock shall be held for the purchase of Stock on the next Offering Termination Date. Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of whole shares of Stock.

9.9 Delivery of Stock. Except as provided below, within a reasonable time after the Offering Termination Date, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares purchased by the Optionee. A stock certificate representing the number of shares purchased will be issued in the Optionee’s name only, or if his or her Enrollment Form so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require that the Company or the Optionee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate. Notwithstanding the foregoing, the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 9.9, or to deliver the same to such agent or agents of the Company for the benefit of the Optionee as the Company may select, for the period during which the transfer of such shares is limited by this Plan and by Section 423 of the Code (and thereafter, until the Optionee requests delivery of such shares of stock in writing). In that event, the Optionee shall have all the rights of a shareholder in the shares so held by the Company or its agent, except as limited by the restriction on transferability, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee’s death while any shares are so held, such shares shall be delivered to the Optionee’s Beneficiary promptly following the Committee’s receipt of evidence satisfactory to the Committee of the Optionee’s death.

9.10 Return of Accumulated Payroll Deduction. In the event that the Optionee of his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of the shares purchased (except if for the reason that accumulated payroll deductions were insufficient to cover the purchase price of one whole share of Stock), such amount shall be returned by the Company to the Optionee or the Beneficiary, as the case may be, as soon as practicable following the Offering Termination Date of the Offering Period in which the same were deducted. Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obliged to segregate the same from any of its other assets.

10. No Enlargement of Employment Rights. Neither the establishment or continuation of the Plan, nor the grant of any Option hereunder shall be deemed to give any employee the right to be retained in the employ of the Company or a Related Corporation, or any successor to either, or to interfere with the right of the Company or such Corporation or successor to discharge the employee at any time.

11. Tax Withholding. If, at any time, the Company or any Related Corporation is required, under applicable laws and regulations, to withhold, or to make any deduction of any taxes or take any other action in connection with any exercise of an Option or transfer of shares of Stock, the Company or such Related Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Company or such Related Corporation the amount of taxes required to be withheld, or, in lieu thereof, the Company or such Related Corporation shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

12. Governing Law. The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Washington, without regard to the conflict of laws principles thereof.

Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

May 21, 2004

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) hereby appoints James A. Bianco, M.D. and Max E. Link, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 21, 2004, or at any adjournment or postponement thereof. The shareholder(s) directs that this proxy be voted as follows:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” IN ITEM 1 AND “FOR” ITEMS 2, 3, 4, 5 AND 6.

Please sign exactly as your name(s) appears on your stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

The board of directors recommends a vote FOR the proposals regarding:

(1)	ELECTION OF DIRECTORS: Class I: 01) Dr. Phillip M. Nudelman 02), Mr. John M. Fluke, Jr. and 03) Mr. Silvano Spinelli; Class III: 04) Dr. Erich Platzer

For	Withhold	For All
All	All	Except:
☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below:

Vote on Proposals

(2)	Approval of the amended and restated articles of incorporation to increase the number of shares of common stock authorized for issuance from 100,000,000 to 200,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of the amended and restated articles of incorporation to reduce the number of shares required to constitute a quorum for shareholders meetings from a majority to one-third.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Approval of an amendment to the Cell Therapeutics, Inc. 2003 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 5,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	Approval of an amendment to the 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan by 100,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	Ratification of the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

SIGNATURE (PLEASE SIGN WITHIN BOX)                                             DATE

SIGNATURE (JOINT OWNERS)                                                                   DATE